The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY—SUBJECT TO COMPLETION, DATED JANUARY 22, 2016

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-208507

Prospectus Supplement to Prospectus dated January 8, 2016

Royal Bank of Canada

US$

      % Non-Viability Contingent Capital Subordinated Notes due 2026

Royal Bank of Canada (the “Bank”) is offering hereby $       aggregate principal amount of       % Non-Viability Contingent Capital Subordinated Notes due 2026 (the “Notes”), which will mature on       , 2026 (the “Maturity Date”). The interest rate on the Notes will be       % per annum. Interest on the Notes will be payable semi-annually in arrears on        and        of each year, commencing       , 2016.

Subject to the more detailed description of the Notes in this prospectus supplement and the accompanying prospectus, the Notes:

•
will be the Bank’s direct unsecured obligations which, if the Bank becomes insolvent or is wound-up (prior to the occurrence of a Non-Viability Trigger Event, as further described herein), will rank equally with the Bank’s other subordinated indebtedness and will be subordinate in right of payment to the claims of the Bank’s depositors and other unsubordinated creditors;

•
may be redeemed at the Bank’s option, with the prior written approval of the Superintendent of Financial Institutions Canada (the “Superintendent”), in whole but not in part, from time to time, on not less than 30 days’ and not more than 60 days’ prior notice to the registered holders of the Notes, at any time (i) within 90 days following a Regulatory Event Date, or (ii) following the occurrence of a Tax Event, in each case, at par, together with accrued and unpaid interest to, but excluding, the date fixed for redemption;

•	are not redeemable at the option or election of holders; and

•	automatically and immediately convert into common shares of the Bank (“Common Shares”) upon the occurrence of a Non-Viability Trigger Event.

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement and the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in the Notes.

This prospectus supplement includes an Index of Defined Terms on page S-46.

The Notes are not deposit liabilities of the Bank and will not be deposits insured under the Canada Deposit Insurance Corporation Act or by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States or under any other deposit insurance regime.

	Price to Public(1)	Underwriting Compensation	Proceeds, before expenses, to the Bank
Per Note	%	%	%
Total	$	$	$

(1)	Plus accrued interest, if any, from , 2016.

The underwriters expect to deliver the Notes to purchasers in book-entry form only through the facilities of The Depository Trust Company (“DTC”) and its participants, including Euroclear, Clearstream and CDS, on or about       , 2016.

The Notes will be issued only in book-entry form in minimum denominations of $1,000 and in integral multiples thereof.

The Bank may use this prospectus supplement in the initial sale of the Notes.  In addition, the Bank, certain affiliates of the Bank, including RBC Capital Markets, LLC, and any other agent in connection with offers and sales of the Notes (the “Market-Makers”) may use this prospectus supplement and accompanying prospectus in market-making or other transactions in any Note after its initial sale.  A Market-Maker may engage in market-making transactions only in those jurisdictions in which it has all necessary governmental and regulatory authorizations for such activity.

Neither the U.S. Securities and Exchange Commission nor any U.S. state securities commission has approved or disapproved of the Notes or determined that this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Lead Managers and Joint Bookrunners

RBC Capital Markets	Citigroup	Credit Suisse	Wells Fargo Securities

Prospectus Supplement dated       , 2016

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

NOTICE TO INVESTORS	S-1
INCORPORATION OF DOCUMENTS BY REFERENCE	S-3
CERTAIN DEFINED TERMS	S-3
SUMMARY	S-4
RISK FACTORS	S-10
CONSOLIDATED CAPITALIZATION AND INDEBTEDNESS	S-18
USE OF PROCEEDS	S-18
DESCRIPTION OF THE NOTES	S-19
ADDITIONAL AMOUNTS	S-27
TAX CONSIDERATIONS	S-29
UNDERWRITING (CONFLICTS OF INTEREST)	S-41
VALIDITY OF THE NOTES	S-45
INDEX OF DEFINED TERMS	S-46

PROSPECTUS

DOCUMENTS INCORPORATED BY REFERENCE	i
WHERE YOU CAN FIND MORE INFORMATION	ii
FURTHER INFORMATION	ii
ABOUT THIS PROSPECTUS	ii
RISK FACTORS	1
ROYAL BANK OF CANADA	1
PRESENTATION OF FINANCIAL INFORMATION	1
CAUTION REGARDING FORWARD-LOOKING STATEMENTS	2
USE OF PROCEEDS	2
CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES	3
CONSOLIDATED CAPITALIZATION AND INDEBTEDNESS	3
COMPARATIVE PER MARKET SHARE PRICE	4
DESCRIPTION OF DEBT SECURITIES	4
DESCRIPTION OF COMMON SHARES	24
TAX CONSEQUENCES	26
PLAN OF DISTRIBUTION	41
Conflicts of Interest	43
BENEFIT PLAN INVESTOR CONSIDERATIONS	44
LIMITATIONS ON ENFORCEMENT OF U.S. LAWS AGAINST THE BANK, OUR MANAGEMENT
AND OTHERS	45
VALIDITY OF SECURITIES	45
EXPERTS	45
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	46

i

NOTICE TO INVESTORS

Agreements and Acknowledgements of Investors, Including Holders and Beneficial Owners

A “Non-Viability Trigger Event” has the meaning set out in the Office of the Superintendent of Financial Institutions Canada (“OSFI”) Guideline for Capital Adequacy Requirements (CAR), Chapter 2 ‒ Definition of Capital, effective January 2013, as such term may be amended or superseded by OSFI from time to time, which term currently provides that each of the following constitutes a Non-Viability Trigger Event:

•
the Superintendent publicly announces that the Bank has been advised, in writing, that the Superintendent is of the opinion that the Bank has ceased, or is about to cease, to be viable and that, after the conversion of the Notes and all other contingent instruments and taking into account any other factors or circumstances that are considered relevant or appropriate, it is reasonably likely that the viability of the Bank will be restored or maintained; or

•
a federal or provincial government in Canada publicly announces that the Bank has accepted or agreed to accept a capital injection, or equivalent support, from the federal government or any provincial government or political subdivision or agent or agency thereof without which the Bank would have been determined by the Superintendent to be non-viable.

NVCC Automatic Conversion Upon Non-Viability Trigger Event

By acquiring any Note, each holder or beneficial owner of such Note or any interest therein, including any person acquiring any such Note or interest therein after the date hereof, irrevocably consents to the principal amount of the Note and any accrued and unpaid interest thereon being deemed paid in full by the issuance of Common Shares upon the occurrence of a Non-Viability Trigger Event and the resulting NVCC Automatic Conversion, which occurrence and resulting NVCC Automatic Conversion shall occur without any further action on the part of such holder or beneficial owner or the trustees. To the extent the Notes are held in the form of global securities, such holder or beneficial owner authorizes, directs and requests DTC, any direct participant therein and any other intermediary through which it holds such Notes to take any and all necessary action, if required, to implement the NVCC Automatic Conversion without any further action or direction on the part of such holder or beneficial owner or the trustees. The conversion provisions of the Notes are described in more detail under “Description of the Notes — NVCC Automatic Conversion Upon Non-Viability Trigger Event.”

By acquiring any Note, each holder and beneficial owner of such Note or any interest therein, including any person acquiring any such Note or interest therein after the date hereof, irrevocably acknowledges and agrees with and for the benefit of the Bank and The Bank of New York Mellon, as trustee (the “trustee”) and BNY Trust Company of Canada, as Canadian Trustee (the “Canadian trustee” and, together with the trustee, the “trustees”) as follows:

•
that no conversion of the Notes into Common Shares upon a Non-Viability Trigger Event shall give rise to a default for purposes of the applicable provisions of the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•
that, to the extent permitted by the Trust Indenture Act, such holder or beneficial owner waives any and all claims against the trustees for, agrees not to initiate a suit against the trustees in respect of, and agrees that the trustees shall not be liable for, any action that a trustee takes, or abstains from taking, in either case in accordance with the conversion of the Notes into Common Shares upon a Non-Viability Trigger Event;

•
that, upon an NVCC Automatic Conversion, (i) the trustees shall not be required to take any further directions from holders or beneficial owners of the Notes under the Indenture and (ii) the Indenture shall impose no duties upon the trustees whatsoever with respect to conversion of the Notes into Common Shares upon a Non-Viability Trigger Event (except for the delivery of a notice by the trustees to participants of DTC following a Non-Viability Trigger Event, as described herein);

•
that such holder or beneficial owner authorizes, directs and requests DTC and any direct participant in DTC or other intermediary through which it holds such Notes to take any and all necessary action, if required, to implement the conversion of the Notes into Common Shares upon a Non-Viability Trigger Event without any further action or direction on the part of such holder or such beneficial owner; and

•
that such holder or beneficial owner acknowledges and agrees that all authority conferred or agreed to be conferred by any holder and beneficial owner pursuant to the provisions described above shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of each holder and beneficial owner of a Note or any interest therein.

INCORPORATION OF DOCUMENTS BY REFERENCE

The Securities and Exchange Commission (the “SEC”) allows us to “incorporate by reference” the information we file with it, which means we can disclose important information to you by referring you to those documents. Copies of the documents incorporated herein by reference may be obtained upon written or oral request without charge from the Director, Investor Relations, Royal Bank of Canada at 200 Bay Street, 4th Floor, North Tower, Toronto, Ontario, Canada M5J 2W7 (telephone: (416) 955-7802). The documents incorporated by reference are available over the Internet at www.sec.gov.

We incorporate by reference into this prospectus supplement our Annual Report on Form 40-F for the fiscal year ended October 31, 2015 (the “2015 Annual Report”) and our report on Form 6-K dated January 21, 2016.  In addition, we will incorporate by reference into this prospectus supplement all documents that we file under Section 13(a), 13(c), 14 or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, to the extent, if any, we designate therein, reports on Form 6-K we furnish to the SEC after the date of this prospectus supplement and prior to the termination of any offering contemplated in this prospectus supplement.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus supplement, to the extent that a statement contained herein or in any other subsequently-filed or furnished document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

All documents incorporated by reference, or to be incorporated by reference, have been filed with or furnished to, or will be filed with or furnished to, the SEC.

CERTAIN DEFINED TERMS

Unless otherwise specified in this prospectus supplement, references to “Royal Bank of Canada”, or the “Bank”, the “Issuer”, “we”, “us”, or “our” are to Royal Bank of Canada, a Schedule I bank under the Bank Act (Canada), which constitutes our charter.  References to “DTC” shall include any successor clearing system. References to “$” and “U.S. dollars” shall be to the lawful currency for the time being of the United States, and reference to “C$” and “Canadian dollars” shall be to the lawful currency for the time being of Canada. See also the Index of Defined Terms on page S-46.

SUMMARY

The following is a summary of this prospectus supplement and should be read as an introduction to, and in conjunction with, the remainder of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference therein. You should base your investment decision on a consideration of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference therein, as a whole.

Because this section is a summary, it does not describe every aspect of the Notes in detail. This summary is subject to, and qualified by reference to, the section entitled “Description of the Notes.” This Summary uses a number of terms defined elsewhere in this prospectus supplement that are key to understanding the terms of the Notes. See the Index of Defined Terms on page S-46.

The Issuer	Royal Bank of Canada

Royal Bank of Canada and its subsidiaries operate under the master brand name of RBC. We are Canada’s largest bank, and one of the largest banks in the world, based on market capitalization. We are one of North America’s leading diversified financial services companies, and provide personal and commercial banking, wealth management, insurance, investor services and capital markets products and services on a global basis. We employ approximately 81,000 full- and part-time employees who serve more than 16 million personal, business, public sector and institutional clients through offices in Canada, the U.S. and 37 other countries.

Our segments are Personal & Commercial Banking, Wealth Management, Insurance, Investor & Treasury Services, Capital Markets and Corporate Support. Additional information about our business and each segment (including segment results) can be found under “Overview and outlook” beginning on page 10 and under “Business segment results” beginning on page 19 of the 2015 Management’s Discussion and Analysis, which is incorporated by reference in this prospectus supplement.

We are a Schedule I bank under the Bank Act (Canada), which constitutes our charter. Our corporate headquarters are located at Royal Bank Plaza, 200 Bay Street, Toronto, Ontario, Canada M5J 2J5 and our head office is located at 1 Place Ville Marie, Montréal, Québec, Canada H3C 3A9.

Securities Offered	$ aggregate principal amount of % Non-Viability Contingent Capital Subordinated Notes due 2026 (the “Notes”).

Issue Date	, 2016 (the “Issue Date”).

Maturity Date	, 2026 (the “Maturity Date”).

Aggregate Principal Amount	$

Interest Rate	% per annum

Interest Payment Dates	Interest on the Notes will be payable semi-annually in arrears on and of each year, commencing , 2016.

Ranking
The Notes will be the Bank’s direct unsecured obligations constituting subordinated indebtedness for the purpose of the Bank Act (Canada), which, if the Bank becomes insolvent or is wound-up (prior to the occurrence of a Non-Viability Trigger Event), will rank equally with the Bank’s other subordinated indebtedness and will be subordinate in right of payment to the claims of our depositors and other unsubordinated creditors.

The Common Shares that would be issued upon the occurrence of a Non-Viability Trigger Event will rank on parity with all other outstanding Common Shares of the Bank.

Covenant
The Bank will not create, issue or incur any indebtedness subordinate in right of payment to the deposit liabilities of the Bank which, in the event of insolvency or winding-up of the Bank, would rank in right of payment in priority to the Notes.

Redemption
The Bank may, at its option, with the prior written approval of the Superintendent of Financial Institutions Canada (the “Superintendent”), redeem the Notes, in whole but not in part, from time to time, on not less than 30 days’ and not more than 60 days’ prior notice to the registered holders of the Notes, at any time (i) within 90 days following a Regulatory Event Date, or (ii) following the occurrence of a Tax Event, in each case, at par, together with accrued and unpaid interest to, but excluding, the date fixed for redemption.  Any Notes redeemed by the Bank will be cancelled and will not be re-issued.

A notice of redemption shall be irrevocable, except that the occurrence of a Non-Viability Trigger Event prior to the date fixed for redemption shall automatically rescind such notice of redemption and, in such circumstances, no Notes shall be redeemed and no payment in respect of the Notes shall be due and payable.

Conversion Upon Occurrence of Non-Viable Contingent Capital Non-Viability Trigger Event
Upon the occurrence of a Non-Viability Trigger Event, each outstanding Note will automatically and immediately be converted, on a full and permanent basis, into a number of Common Shares equal to (Multiplier x Note Value) ÷ Conversion Price (rounding down, if necessary, to the nearest whole number of Common Shares) (an “NVCC Automatic Conversion”).  For the purposes of the foregoing:

“Non-Viability Trigger Event” has the meaning set out in the OSFI Guideline for Capital Adequacy Requirements (CAR), Chapter 2 ‒ Definition of Capital, effective January 2013, as such term may be amended or superseded by OSFI from time to time, which term currently provides that each of the following constitutes a Non-Viability Trigger Event:

•      the Superintendent publicly announces that the Bank has been advised, in writing, that the Superintendent is of the opinion that the Bank has ceased, or is about to cease, to be viable and that, after the conversion of the Notes and all other contingent instruments and taking into account any other factors or circumstances that are considered relevant or appropriate, it is reasonably likely that the viability of the Bank will be restored or maintained; or

•      a federal or provincial government in Canada publicly announces that the Bank has accepted or agreed to accept a capital injection, or equivalent support, from the federal government or any provincial government or political subdivision or agent or agency thereof without which the Bank would have been determined by the Superintendent to be non-viable.

In the event of an NVCC Automatic Conversion when calculating the number of Common Shares issuable upon the conversion of the Notes, the following shall apply:

“Multiplier” is 1.5.

“Conversion Price” means the greater of (i) the Floor Price and (ii) the Current Market Price of the Common Shares.

“Floor Price” is equal to C$5.00. The Floor Price will be subject to adjustment in the event of (i) the issuance of Common Shares or securities exchangeable for or convertible into Common Shares to all holders of Common Shares as a stock dividend, (ii) the subdivision, redivision or change of the Common Shares into a greater number of Common Shares, or (iii) the reduction, combination or consolidation of the Common Shares into a lesser number of Common Shares. The adjustment shall be computed to the nearest one-tenth of one cent provided that no adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect.

“Current Market Price” means the volume weighted average trading price of the Common Shares on the Toronto Stock Exchange (the “TSX”), measured in Canadian dollars, if such shares are then listed on the TSX, for the 10 consecutive trading days ending on the trading day preceding the date of the Non-Viability Trigger Event (the “VWAP Period”).  If the Common Shares are not then listed on the TSX, for the purpose of the foregoing calculation reference shall be made to the principal securities exchange or market on which the Common Shares are then listed or quoted or, if no such trading prices are available, “Current Market Price” shall be the fair value of the Common Shares as reasonably determined by the board of directors of the Bank.

“Note Value” means the par value of a Note plus accrued and unpaid interest on such Note, expressed in Canadian dollars.  For the avoidance of doubt, the “par value” of a Note shall mean the principal amount of the Note. In determining the Note Value of any Note, the par value thereof and any accrued and unpaid interest thereon shall be converted from U.S. dollars into Canadian dollars on the basis of the closing exchange rate between Canadian dollars and U.S. dollars (in Canadian dollars per U.S. dollar) reported by the Bank of Canada on the date immediately preceding the date of the Non-Viability Trigger Event (or if not available on such date, the date on which such closing rate was last available prior to such date.) If such exchange rate is no longer reported by the Bank of Canada, the relevant exchange rate for calculating the Note Value in Canadian dollars shall be the simple average of the closing exchange rates between Canadian dollars and U.S. dollars (in Canadian dollars per U.S. dollar) quoted at approximately 4:00 p.m., New York City time, on such date by three major banks selected by the Bank.

Fractions of Common Shares will not be issued or delivered pursuant to an NVCC Automatic Conversion and no cash payment will be made in lieu of a fractional Common Share. Notwithstanding any other provision of the Notes, the conversion of the Notes in connection with an NVCC Automatic Conversion shall not be an event of default under the terms of the Notes or the Indenture, and the only consequence of a Non-Viability Trigger Event under the provisions of the Notes will be the conversion of the Notes into Common Shares.  Upon an NVCC Automatic Conversion, any accrued but unpaid interest will be added to the par value of the Notes and such accrued but unpaid interest, together with the principal amount of the Notes, will be deemed paid in full by the issuance of Common Shares upon such conversion and the holders of Notes shall have no further rights and the Bank shall have no further obligations to holders of Notes under the Indenture. If tax is required to be withheld from such payment of interest in the form of Common Shares, the number of Common Shares received by a Holder of Notes shall reflect an amount net of any applicable withholding tax.

In the event of a capital reorganization, consolidation, merger or amalgamation of the Bank or comparable transaction affecting the Common Shares, the Bank will take necessary action to ensure that holders of Notes receive, pursuant to an NVCC Automatic Conversion, the number of Common Shares or other securities that such holders would have received if the NVCC Automatic Conversion occurred immediately prior to the record date for such event.

Agreement with Respect to Principal and Interest Deemed Paid upon NVCC Automatic Conversion
By acquiring any Note, each holder or beneficial owner of such Note or any interest therein, including any person acquiring any such Note or interest therein after the date hereof, irrevocably consents to the principal amount of the Note and any accrued and unpaid interest thereon being deemed paid in full by the issuance of Common Shares upon the occurrence of a Non-Viability Trigger Event and the resulting NVCC Automatic Conversion, which occurrence and resulting NVCC Automatic Conversion shall occur without any further action on the part of such holder or beneficial owner or the trustees. To the extent the Notes are held in the form of global securities, such holder or beneficial owner authorizes, directs and requests DTC, any direct participant therein and any other intermediary through which it holds such Notes to take any and all necessary action, if required, to implement the NVCC Automatic Conversion without any further action or direction on the part of such holder or beneficial owner or the trustees. The conversion provisions of the Notes are described in more detail under “Description of the Notes — NVCC Automatic Conversion Upon Non-Viability Trigger Event.”

U.S. Federal Income Tax Considerations	As described under “Tax Considerations — United States Taxation,” it is more likely than not that the Notes will be treated as debt of the Bank for U.S. federal income tax purposes.

Form and Delivery
The Notes will be issued only in book-entry form in minimum denominations of $1,000 and in integral multiples thereof. The Notes will be represented by one or more global securities registered in the name of a nominee of DTC. You may only hold beneficial interests in the Notes through DTC and its direct and indirect participants, and DTC and its direct and indirect participants will record your beneficial interest on their books. The Bank will not issue definitive Notes except as described in the accompanying prospectus. The Notes will be in the Same Day Funds Settlement System at DTC and, to the extent the secondary market trading in the Notes is effected through the facilities of such depositary, such trades will be settled in immediately available funds. The Bank will pay the principal and interest in immediately available funds to DTC or its nominee as the registered holder of the global notes representing the book-entry Notes. For information on DTC’s book-entry system, see “Description of Debt Securities — Considerations Relating to DTC” in the accompanying prospectus.

Trustees	The Bank of New York Mellon will act as the trustee for the Notes, and BNY Trust Company of Canada will act as the Canadian trustee for the Notes.

Paying Agent	The Bank of New York Mellon will act as the paying agent for the Notes.

CUSIP / ISIN

Use of Proceeds	The net proceeds to us from the sale of Notes will be added to our general funds and will be utilized for general banking purposes.

Governing Law
The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York, except for the subordination provisions and the provisions relating to an NVCC Automatic Conversion upon the occurrence of a Non-Viability Trigger Event, which will be governed by the laws of Ontario and the federal laws of Canada applicable therein.

Risk Factors
Investing in the Notes offered under this prospectus supplement involves risk. For a discussion of certain risks that should be considered in connection with an investment in the Notes, see “Risk Factors” beginning on page S-10 of this prospectus supplement.

Conflict of Interest
Our affiliate, RBC Capital Markets, LLC, is participating in the distribution of the Notes as an underwriter. Accordingly, this offering will be conducted in compliance with the applicable requirements of FINRA Rule 5121, a rule of the Financial Industry Regulatory Authority, Inc. (“FINRA”). RBC Capital Markets, LLC is not permitted to sell the Notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holders.

RISK FACTORS

Investing in the Notes offered under this prospectus supplement involves significant risks. You should reach your own investment decision only after consultation with your own financial and legal advisers about risks associated with an investment in the Notes and the suitability of investing in the Notes in light of the particular characteristics and terms of the Notes and of your particular financial circumstances. You should also carefully consider the risk factors and the other information contained in this prospectus supplement, the accompanying prospectus, the “Risk management” and “Overview of other risks” sections of the Bank’s management’s discussion and analysis included in the 2015 Annual Report (the “2015 Management’s Discussion and Analysis”), including those summarized under “Caution Regarding Forward-Looking Statements” beginning on page 2 of the accompanying prospectus as well as any risks described in subsequently filed documents incorporated by reference, and the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in the Notes and you should evaluate (either alone or with the help of a financial adviser) possible scenarios for economic, interest rate and other factors that may affect an investment in the Notes and your ability to bear the loss of all or a portion of your investment.

An investment in the Notes is subject to our credit risk

Any payment to be made on the Notes depends on our ability to pay all amounts due on the Notes on the interest payment dates, upon redemption and at maturity.  Therefore, an investment in the Notes is subject to our credit risk.  The existence of a trading market for, and the market value of, the Notes may be impacted by market perception of our creditworthiness.  If market perception of our creditworthiness were to decline for any reason, the market value of the Notes, and availability of the trading markets generally, may be adversely affected.

The market value of the Notes may fluctuate

Prevailing yields on similar securities will affect the market value of the Notes.  Assuming all other factors remain unchanged, the market value of the Notes will decline as prevailing yields for similar securities rise, and will increase as prevailing yields for similar securities decline.  Spreads over United States Treasury Bill Rates and comparable benchmark rates of interest for similar securities will also affect the market value of the Notes.

Certain other factors, many of which are beyond the Bank’s control, may influence the value of the Notes and the price, if any, at which securities dealers may be willing to purchase or sell the Notes in the secondary market, including:

•	supply and demand for the Notes;

•	economic, financial, political or regulatory events or judicial decisions that affect the Bank or the financial markets generally; and

•	certain other factors in the future, including the financial and business performance of the Bank and its subsidiaries.

Accordingly, if you sell your Notes in the secondary market, you may not be able to obtain a price equal to the principal amount of the Notes or a price equal to the price that you paid for the Notes.

The Bank may redeem the Notes at its option in certain situations

The Notes may be redeemed at the Bank’s option, with the prior written approval of the Superintendent, in whole but not in part, from time to time, on not less than 30 days’ and not more than 60 days’ prior notice to the registered holders of the Notes, at any time (i) within 90 days following a Regulatory Event Date, or (ii) following the occurrence of a Tax Event.  If the Bank redeems the Notes, you may not be able to reinvest the redemption proceeds in securities offering a comparable anticipated rate of return. The exercise of (or perceived likelihood of exercise of) the redemption feature of the Notes may limit their market value, which is unlikely to rise substantially above the price at which the Notes can be redeemed.  Furthermore, you have no right to require the Bank to redeem the Notes.

The Notes are loss-absorption financial instruments that involve risk and may not be a suitable investment for all investors

The Notes are loss-absorption financial instruments designed to comply with applicable Canadian banking regulations and involve certain risks. Each potential investor of the Notes must determine the suitability (either alone or with the help of a financial adviser) of that investment in light of its own circumstances. In particular, each potential investor should understand thoroughly the terms of the Notes, such as the provisions governing the NVCC Automatic Conversion, including under what circumstances a Non-Viability Trigger Event could occur.

A potential investor should not invest in the Notes unless it has the knowledge and expertise (either alone or with a financial advisor) to evaluate how the Notes will perform under changing conditions, the resulting effects on the likelihood of the NVCC Automatic Conversion into Common Shares and the value of the Notes, and the impact this investment will have on the potential investor’s overall investment portfolio. Prior to making an investment decision, potential investors should consider carefully, in light of their own financial circumstances and investment objectives, all the information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference herein.

The Notes are subject to an automatic and immediate conversion into Common Shares upon a Non-Viability Trigger Event

Upon the occurrence of an NVCC Automatic Conversion following a Non-Viability Trigger Event, an investment in the Notes will automatically and immediately become an investment in Common Shares.  Upon an NVCC Automatic Conversion, any accrued but unpaid interest will be added to the par value of the Notes and such accrued but unpaid interest, together with the principal amount of the Notes, will be deemed paid in full by the issuance of Common Shares upon such conversion and the holders of Notes shall have no further rights and the Bank shall have no further obligations to holders of the Notes under the Indenture.  Moreover, an NVCC Automatic Conversion upon the occurrence of a Non-Viability Trigger Event is not an event of default under the terms of the Notes or the Indenture.

Potential investors in Notes should understand that, if a Non-Viability Trigger Event occurs and Notes are converted into Common Shares, investors are obliged to accept the Common Shares even if they do not at the time consider such Common Shares to be an appropriate investment for them and despite any change in the financial position of the Bank since the issue of the Notes or any disruption to the market for those Common Shares or to capital markets generally.

The number and value of Common Shares to be received on an NVCC Automatic Conversion may be worth significantly less than the par value of the Notes and are variable and subject to further dilution

The number of Common Shares to be received for each Note is calculated by reference to the prevailing market price of Common Shares immediately prior to a Non-Viability Trigger Event, subject to the Floor Price. Upon the occurrence of an NVCC Automatic Conversion, there is no certainty of the value of the Common Shares to be received by the holders of the Notes and the value of such Common Shares could be significantly less than the par value of the Notes.  Moreover, there may be an illiquid market, or no market at all, in Common Shares received upon an NVCC Automatic Conversion, and investors may not be able to sell the Common Shares at a price equal to the value of their investment and as a result may suffer significant loss.

The Bank is expected to have outstanding from time to time other securities including, without limitation, other subordinated indebtedness, that will automatically and immediately convert into Common Shares upon a Non-Viability Trigger Event.  Certain other Bank securities may use a lower effective floor price or a higher multiplier than those applicable to the Notes to determine the maximum number of Common Shares to be issued to holders of such instruments upon an NVCC Automatic Conversion.  Accordingly, holders of Notes will receive Common Shares pursuant to an NVCC Automatic Conversion at a time when other Bank securities may be converted into Common Shares at a conversion rate that is more favorable to the holders of such Bank securities than the rate applicable to the holders of Notes, thereby the value of the Common Shares received by holders of Notes following an NVCC Automatic Conversion could be further diluted.

In addition, in the circumstances surrounding a Non-Viability Trigger Event, the Superintendent or other governmental authorities or agencies may also require other steps to be taken to restore or maintain the viability of the Bank, such as the injection of new capital and the issuance of additional Common Shares or other securities.  Accordingly, holders of Notes will receive Common Shares pursuant to an NVCC Automatic Conversion at a time when other debt obligations of the Bank may be converted into Common Shares, and additional Common Shares or securities ranking in priority to the Common Shares may be issued, thereby causing substantial dilution to holders of Common Shares and the holders of Notes, who will become holders of Common Shares upon the Non-Viability Trigger Event.

In addition, fractions of Common Shares will not be issued or delivered pursuant to an NVCC Automatic Conversion and no cash payment will be made in lieu of a fractional Common Share.

The circumstances surrounding or triggering an NVCC Automatic Conversion are unpredictable

The decision as to whether a Non-Viability Trigger Event will occur is a subjective determination by the Superintendent that is outside the control of the Bank. OSFI has stated that the Superintendent will consult with the Canada Deposit Insurance Corporation, the Bank of Canada, the Department of Finance Canada (the “Department of Finance”) and the Financial Consumer Agency of Canada prior to making a non-viability determination. The conversion of non-viability contingent instruments alone may not be sufficient to restore an institution to viability and other public sector interventions, including liquidity assistance, would likely be used in tandem with the conversion of non-viability contingent instruments to maintain an institution as a going concern. Consequently, while the Superintendent would have the authority to trigger conversion, in practice, the Superintendent’s decision to activate the trigger would be conditioned by the legislative provisions and decision frameworks associated with the accompanying interventions by one or more of the Canada Deposit Insurance Corporation, the Bank of Canada, the Department of Finance and the Financial Consumer Agency of Canada. In assessing whether the Bank has ceased, or is about to cease, to be viable and that, after the conversion of all contingent instruments, it is reasonably likely that the viability of the Bank will be restored or maintained, OSFI has stated that the Superintendent would consider, in consultation with the authorities referred to above, all relevant facts and circumstances, including the criteria outlined in relevant legislation and regulatory guidance. Those facts and circumstances may include a consideration of the following criteria, which may be mutually exclusive and should not be viewed as an exhaustive list:

•	whether the assets of the Bank are, in the opinion of the Superintendent, sufficient to provide adequate protection to the Bank’s depositors and creditors;

•	whether the Bank has lost the confidence of depositors or other creditors and the public (for example, ongoing increased difficulty in obtaining or rolling over short-term funding);

•	whether the Bank’s regulatory capital has, in the opinion of the Superintendent, reached a level, or is eroding in a manner, that may detrimentally affect its depositors and creditors;

•
whether the Bank has failed to pay any liability that has become due and payable or, in the opinion of the Superintendent, the Bank will not be able to pay its liabilities as they become due and payable;

•	whether the Bank failed to comply with an order of the Superintendent to increase its capital;

•
whether, in the opinion of the Superintendent, any other state of affairs exists in respect of the Bank that may be materially prejudicial to the interests of the Bank’s depositors or creditors or the owners of any assets under the Bank’s administration; and

•
whether the Bank is unable to recapitalize on its own through the issuance of Common Shares or other forms of regulatory capital (for example, no suitable investor or group of investors exists that is willing or capable of investing in sufficient quantity and on terms that will restore the Bank’s viability, nor is there any reasonable prospect of such an investor emerging in the near-term in the absence of conversion of contingent instruments).

The facts and circumstances that the Superintendent may consider may change from time to time as a result of evolving legal and regulatory developments.

If a Non-Viability Trigger Event occurs, then the interests of depositors, other creditors of the Bank, and holders of Bank securities which are not contingent instruments will all rank in priority to the holders of contingent instruments, including the Notes. The Superintendent retains full discretion to choose not to trigger non-viable contingent capital notwithstanding a determination that the Bank has ceased, or is about to cease, to be viable. Under such circumstances, the holders of Notes may be exposed to losses through the use of other resolution tools or in liquidation. For more information on such resolution tools, see the discussion under “— The Notes may become subject to other resolution actions under proposed Canadian resolution powers” below.

Because of the inherent uncertainty regarding the determination of when an NVCC Automatic Conversion may occur, it will be difficult to predict when, if at all, the Notes will be mandatorily converted into Common Shares. In addition, investors in the Notes are likely not to receive any advance notice of the occurrence of a Non-Viability Trigger Event. As a result of this uncertainty, trading behavior in respect of the Notes is not necessarily expected to follow trading behavior associated with other types of convertible or exchangeable securities. Any indication, whether real or perceived, that the Bank is trending towards a Non-Viability Trigger Event can be expected to have an adverse effect on the market price of the Notes and the Common Shares, whether or not such Non-Viability Trigger Event actually occurs. Therefore, in such circumstances, investors may not be able to sell their Notes easily or at prices that will provide them with a yield comparable to other types of subordinated securities, including the Bank’s other subordinated debt securities. In addition, the risk of NVCC Automatic Conversion could drive down the price of Common Shares and have a material adverse effect on the market value of Common Shares received upon NVCC Automatic Conversion.

Following an NVCC Automatic Conversion, you will no longer have rights as a creditor and will only have rights as a holder of Common Shares

Upon an NVCC Automatic Conversion, the rights, terms and conditions of the Notes, including with respect to priority and rights on liquidation, will no longer be relevant as all such Notes will have been converted on a full and permanent basis into Common Shares ranking on parity with all other outstanding Common Shares.  If an NVCC Automatic Conversion occurs, then the interest of depositors, other creditors of the Bank, and holders of Bank securities which are not contingent instruments will all rank in priority to the holders of contingent instruments, including the Notes.

Given the nature of the Non-Viability Trigger Event, a holder of Notes will become a holder of Common Shares at a time when the Bank’s financial condition has deteriorated.  If the Bank were to become insolvent or wound-up after the occurrence of a Non-Viability Trigger Event, as holders of Common Shares investors may receive substantially less than they might have received had the Notes not been converted into Common Shares.

An NVCC Automatic Conversion may also occur at a time when a federal or provincial government or other government agency in Canada has provided, or will provide, a capital injection or equivalent support, the terms of which may rank in priority to the Common Shares with respect to the payment of dividends, rights on liquidation or other terms.

Under the terms of the Notes, you have irrevocably consented to the principal and interest being deemed paid in full by the issuance of Common Shares upon a NVCC Automatic Conversion

By acquiring any Note, each holder or beneficial owner of such Note or any interest therein, including any person acquiring any such Note or interest therein after the date hereof, irrevocably consents to the principal amount of the Note and any accrued and unpaid interest thereon being deemed paid in full by the issuance of Common Shares upon the occurrence of a Non-Viability Trigger Event and the resulting NVCC Automatic Conversion, which occurrence and resulting NVCC Automatic Conversion shall occur without any further action on the part of such holder or beneficial owner or the trustees.

The Notes may become subject to other resolution actions under proposed Canadian resolution powers

The Canada Deposit Insurance Corporation, Canada’s resolution authority, was granted additional powers in 2009 to transfer certain assets and liabilities of a bank to a newly created “bridge bank” for such consideration as it determines in the event of a bank getting into distress, presumably to facilitate a sale of the bank to another financial institution as a going concern. Upon exercise of such power, any remaining assets and liabilities would remain with the “bad bank” which would then be wound up. In this scenario, any liabilities of the Bank, such as the Notes, that remain with the “bad bank” would be effectively written off or subject to only partial repayment in the ensuing winding-up.

On August 1, 2014, the Department of Finance released its bail-in consultation paper: “Taxpayer Protection and Bank Recapitalization Regime.” The proposed regime, which applies only to domestic systemically important banks (“D-SIBs”), of which the Bank is one, is aimed at ensuring that (i) taxpayers are protected from having to bail out a systemically important bank in the highly unlikely event of such an institution running into difficulty, and (ii) Canada’s financial system remains strong by clarifying that a bank’s shareholders and creditors are responsible for bearing losses, thereby giving them stronger incentives to monitor the bank’s risk-taking activities. The proposed regime focuses on a specific range of eligible liabilities (i.e. senior unsecured term wholesale debt that is tradable and transferable with an original term to maturity of over 400 days) and excludes deposits, shorter term unsecured wholesale debt and derivatives. In addition, insured deposits will continue to be guaranteed by the Canada Deposit Insurance Corporation. The Government of Canada (“GoC”) is proposing a statutory power allowing for the permanent conversion, in whole or in part, of the specified eligible liabilities into common shares of a bank. The GoC is also proposing that the conversion power only apply to the specified D-SIB liabilities that are issued, originated or renegotiated after an implementation date determined by the GoC. The regime would not be applied retroactively to liabilities outstanding as of the yet to be determined implementation date.

In the federal budget plan released on April 21, 2015, the GoC confirmed its intention to move forward with the Taxpayer Protection and Bank Recapitalization Regime, although no firm timetable was provided. The implementation of the proposed bail-in regime could adversely affect the Bank’s cost of funding and the value of the Notes. However, the proposed regime has not yet been finalized and is subject to change.

The Bank’s obligations under the Notes will be unsecured and subordinated, and the rights of the holders of Notes will be further subordinated upon an NVCC Automatic Conversion

The Notes will be the Bank’s direct unsecured obligations which, if the Bank becomes insolvent or is wound-up (prior to the occurrence of a Non-Viability Trigger Event), will rank equally with the Bank’s other subordinated indebtedness and will be subordinate in right of payment to the claims of the Bank’s depositors and other unsubordinated creditors.

Therefore, if, prior to the occurrence of a Non-Viability Trigger Event, the Bank becomes insolvent or is wound-up, the assets of the Bank would first be applied to satisfy all rights and claims of holders of senior indebtedness. If the Bank does not have sufficient assets to settle claims of such senior indebtedness holders in full, the claims of the holders of the Notes will not be settled and, as a result, the holders will lose the entire amount of their investment in the Notes. The Notes will share equally in payment with claims under other subordinated indebtedness if the Bank does not have sufficient funds to make full payments on all of them, as applicable. In such a situation, holders could lose all or part of their investment.

In addition, holders should be aware that, upon the occurrence of a Non-Viability Trigger Event, all of the Bank’s obligations under the Notes shall be deemed paid in full by the issuance of Common Shares upon an NVCC Automatic Conversion, and each holder will be effectively further subordinated due to the change in their status following an NVCC Automatic Conversion from being the holder of a debt instrument ranking ahead of holders of Common Shares to being the holder of Common Shares.

As a result, upon the occurrence of an NVCC Automatic Conversion, the holders could lose all or part of their investment in the Notes irrespective of whether the Bank has sufficient assets available to settle what would have been the claims of the holders of the Notes or other securities subordinated to the same extent as the Notes, in proceedings relating to an insolvency or winding-up.

Holders do not have anti-dilution protection in all circumstances

The Floor Price that is used to calculate the Conversion Price is subject to adjustment in a limited number of events:  (1) the issuance of Common Shares or securities exchangeable for or convertible into Common Shares to all holders of Common Shares as a stock dividend, (2) the subdivision, redivision or change of the Common Shares into a greater number of Common Shares and (3) the reduction, combination or consolidation of the Common Shares into a lesser number of Common Shares.  In addition, in the event of a capital reorganization, consolidation, merger or amalgamation of the Bank or comparable transaction affecting the Common Shares after the date of this prospectus supplement, the Bank will take necessary action to ensure that holders of Notes receive, pursuant to an NVCC Automatic Conversion, the number of Common Shares or other securities that such holders would have received if the NVCC Automatic Conversion occurred immediately prior to the record date for such event.  However, there is no requirement that there should be an adjustment of the Floor Price or other anti-dilutive action by the Bank for every corporate or other event that may affect the market price of the Common Shares. Accordingly, the occurrence of events in respect of which no adjustment to the Floor Price is made may adversely affect the number of Common Shares issuable to a holder of Notes upon an NVCC Automatic Conversion.

The Notes are structurally subordinated to the liabilities of the Bank’s subsidiaries

If the Bank becomes insolvent, its governing legislation provides that priorities among payments of its deposit liabilities and payments of all of its other liabilities (including payments in respect of the Notes) are to be determined in accordance with the laws governing priorities and, where applicable, by the terms of the indebtedness and liabilities. Because the Bank has subsidiaries, your right to participate in any distribution of the assets of its banking or non-banking subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus your ability to benefit indirectly from such distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent that the Bank may be a creditor of that subsidiary and its claims are recognized. There are legal limitations on the extent to which some of the Bank’s subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, the Bank or some of its other subsidiaries. Accordingly, the Notes will be structurally subordinated to all existing and future liabilities of the Bank’s subsidiaries, and holders of Notes should look only to the assets of the Bank and not those of its subsidiaries for payments on the Notes.

Because the Indenture contains no limit on the amount of additional debt that we may incur, our ability to make timely payments on the Notes you hold may be affected by the amount and terms of our future debt

Our ability to make timely payments on our outstanding debt may depend on the amount and terms of our other obligations, including any outstanding Notes. The Indenture does not contain any limitation on the amount of indebtedness that we may issue in the future. As we issue additional debt securities under the Indenture or incur other indebtedness, unless our earnings grow in proportion to our debt and other fixed charges, our ability to service the Notes on a timely basis may become impaired.

There is no established trading market for the Notes and one may not develop

The Notes are a new issue of securities and have no established trading market, and the Notes will not be listed on any securities exchange.  There can be no assurance that an active trading market will develop. If the Notes are traded after their initial issuance, they may trade at a discount to their initial offering price, depending upon prevailing interest rates, the market for similar securities, general economic conditions and the financial condition of the Bank. Even if an active trading market does develop, it may not be liquid and may not continue. Therefore, investors may not be able to sell their Notes easily or at prices that will provide them with a yield comparable to similar investments that have a developed secondary market. If the secondary market for the Notes is limited, there may be few buyers for the Notes and this may significantly reduce the relevant market price of the Notes.

A downgrade, suspension or withdrawal of the rating assigned by any rating agency to the Notes could cause the liquidity or market value of the Notes to decline

Upon issuance, it is expected that the Notes will be rated by nationally recognized statistical ratings organizations and may in the future be rated by additional rating agencies. However, the Bank is under no obligation to ensure the Notes are rated by any rating agency and any rating initially assigned to the Notes may be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, circumstances relating to the basis of the rating, such as adverse changes to the Bank’s business, so warrant. If the Bank determines to no longer maintain one or more ratings, or if any rating agency lowers or withdraws its rating, such event could reduce the liquidity or market value of the Notes.

In addition to ratings assigned by any hired rating agencies, rating agencies not hired by the Bank to rate the Notes may assign unsolicited ratings. If any non-hired rating agency assigns an unsolicited rating to the Notes, there can be no assurance that such rating will not differ from, or be lower than, the ratings provided by a hired rating agency. The decision to decline a rating assigned by a hired rating agency, the delayed publication of such rating or the assignment of a non-solicited rating by a rating agency not hired by the Bank could adversely affect the market value and liquidity of the Notes.

Changes in law, or changes in the regulatory classification of the Notes due to other factors, may adversely affect the rights of holders of the Notes

Changes in law after the date hereof may affect the rights of holders as well as the market value of the Notes. Such changes in law may include changes in statutory, tax and regulatory regimes during the life of the Notes, which may have an adverse effect on an investment in the Notes.

Any legislative and regulatory uncertainty could also affect an investor’s ability to accurately value the Notes and, therefore, affect the trading price of the Notes given the extent and impact on the Notes that one or more regulatory or legislative changes, including those described above, could have on the Notes.

Your remedies for the Bank’s breach of its obligations under the Notes are limited

Absent an Event of Default (which shall occur if the Bank becomes insolvent or bankrupt or subject to the provisions of the Winding-Up and Restructuring Act (Canada), the Bank goes into liquidation either voluntarily or under an order of a court of competent jurisdiction, or the Bank otherwise acknowledges its insolvency), the trustees and holders of the Notes shall not be entitled to declare the principal amount of the Notes due and payable under any circumstance. As a result, you will have no right of acceleration in the event of a non-payment of interest or a failure or breach in the performance of any other covenant of the Bank, although legal action could be brought to enforce any covenant of the Bank.

The tax consequences of holding Common Shares following an NVCC Automatic Conversion could be different for some categories of holders from the tax consequences for them of holding Notes

Upon the occurrence of a Non-Viability Trigger Event, Notes will automatically and immediately convert into Common Shares, and could be subject to Canadian or other applicable withholding tax.  The tax consequences of holding Common Shares following an NVCC Automatic Conversion could be different for some categories of holders from the tax consequences for them of holding Notes. Each prospective investor should consult their own tax advisor regarding the tax consequences of a conversion of the Notes into Common Shares.

The U.S. federal income tax treatment of instruments such as the Notes is uncertain and, accordingly, the U.S. Internal Revenue Service (“IRS”) may take a different position than the Bank or an investor regarding the appropriate characterization and treatment of the Notes

There is no authority that addresses the U.S. federal income tax treatment of an instrument such as the Notes that is denominated as a subordinated debt instrument but that provides for NVCC Automatic Conversion into Common Shares upon the occurrence of a Non-Viability Trigger Event. As discussed under “Tax Considerations—United States Taxation,” although the matter is not free from doubt, it is more likely than not that the Notes will be treated as debt for U.S. federal income tax purposes, and the Bank intends to treat the Notes as such.  However, there can be no assurance that the IRS would not treat the Notes for U.S. federal income tax purposes differently than the Bank, and there can be no assurance that any alternative tax treatment, if successfully asserted by the IRS, would not have adverse U.S. federal income tax consequences to a holder of the Notes. Each prospective investor should consult their own tax advisor regarding the appropriate characterization of the Notes and the tax consequences to them if the IRS successfully asserts a characterization that differs from the Bank’s characterization of the Notes.

CONSOLIDATED CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated capitalization at October 31, 2015 and our consolidated capitalization at October 31, 2015, as adjusted for the issuance of the Notes. The information in this table is derived from the Bank’s audited consolidated financial statements for the year ended October 31, 2015 (the “2015 Audited Consolidated Financial Statements”). This table should be read together with the 2015 Audited Consolidated Financial Statements and our 2015 Management’s Discussion and Analysis, which are incorporated by reference in this prospectus supplement.

	As at October 31, 2015	As Adjusted
	(in millions of Canadian dollars)	(in millions of Canadian dollars)
Subordinated debentures(1)	7,362
Equity attributable to shareholders
Preferred shares	5,100	5,100
Common shares	14,573	14,573
Retained earnings	37,811	37,811
Treasury shares – preferred	(2)	(2)
Treasury shares – common	38	38
Other components of equity	4,626	4,626
Total Equity Attributable to Shareholders	62,146	62,146
Non-controlling interests	1,798	1,798
Total Equity	63,944	63,944
Total Capitalization	71,306

(1)	For more information, refer to “Note 19 – Subordinated debentures” to the 2015 Annual Consolidated Financial Statements.

USE OF PROCEEDS

After deduction of the underwriting compensation stated on the cover of this prospectus supplement and expenses payable by the Bank estimated at $      , the net proceeds from the sale of the Notes are estimated to be $      . The net proceeds to us from the sale of Notes will be added to the Bank’s general funds and will be utilized for general banking purposes.

DESCRIPTION OF THE NOTES

The following description of the Notes supplements (and, where different from, supersedes) the description of the Notes in the accompanying prospectus.

The Notes shall constitute a series of Non-Viability Contingent Capital Subordinated Notes issued under the Subordinated Debt Indenture to be entered into on or about the date the Notes are first issued (the “Base Indenture”), between the Bank and The Bank of New York Mellon, as trustee, as amended and supplemented by a first supplemental indenture, to be entered into on or about the date the Notes are first issued (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Bank, The Bank of New York Mellon, as trustee, and BNY Trust Company of Canada, as Canadian trustee. The terms of the Notes include those stated in the Indenture and those terms made part of the Indenture by reference to the Trust Indenture Act.

General

The Notes shall initially be issued in an aggregate principal amount of $      .

The Notes:

•
will be the Bank’s direct unsecured obligations which, if the Bank becomes insolvent or is wound-up (prior to the occurrence of a Non-Viability Trigger Event), will rank equally with the Bank’s other subordinated indebtedness and will be subordinate in right of payment to the claims of the Bank’s depositors and other unsubordinated creditors;

•	are not redeemable at the option or election of holders; and

•	automatically and immediately convert into Common Shares upon the occurrence of a Non-Viability Trigger Event.

The Bank may from time to time, without notice to or the consent of the holders of the Notes, issue additional Notes ranking pari passu with the Notes in all respects (other than the price to the public, the issue date, the issue price and, if applicable, the first interest payment date and the initial interest accrual date) in order that such additional Notes may be consolidated and form a single series with the Notes and have the same terms as to status or otherwise as the Notes.

Subject to regulatory capital requirements applicable to the Bank, there is no limitation under the Indenture on the amount of Notes or other debt securities or capital securities that the Bank or its subsidiaries may issue and there is no restriction on the Bank’s issuing securities that may have preferential rights to the Notes or securities with similar or different provisions to those described herein.

The Notes shall be issued in denominations of $1,000 and in integral multiples thereof.

The Notes are not entitled to the benefits of any sinking fund.

The provisions of the Base Indenture relating to defeasance and covenant defeasance (described under the heading “Description of Debt Securities — Defeasance” in the accompanying prospectus) will not apply to the Notes.

Interest

Interest Rate

The interest rate on the Notes will be       % per annum.  Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Interest Payment Dates

Interest on the Notes will be payable semi-annually in arrears on        and        of each year, commencing       , 2016, or if any such day is not a business day, the next business day (but no interest will accrue as a result of that postponement).  The record date for the Notes will be the fifteenth calendar day, whether or not a business day, immediately preceding the related interest payment date.

For the purposes of the Notes, “business day” means any day other than a Saturday or Sunday or a day on which banking institutions in the City of New York and the City of Toronto are authorized or required by law or executive order to close.

Ranking

The Notes will be the Bank’s direct unsecured obligations constituting subordinated indebtedness for the purpose of the Bank Act (Canada), which, if the Bank becomes insolvent or is wound-up (prior to the occurrence of a Non-Viability Trigger Event), will rank equally with the Bank’s other subordinated indebtedness and will be subordinate in right of payment to the claims of our depositors and other unsubordinated creditors.

The Common Shares that would be issued upon the occurrence of a Non-Viability Trigger Event will rank on parity with all other outstanding Common Shares of the Bank.

The Bank will not create, issue or incur any indebtedness subordinate in right of payment to the deposit liabilities of the Bank which, in the event of insolvency or winding-up of the Bank, would rank in right of payment in priority to the Notes.

Redemption

The Bank may, at its option, with the prior written approval of the Superintendent, redeem the Notes, in whole, but not in part, from time to time, on not less than 30 days’ and not more than 60 days’ prior notice to the registered holders of the Notes, at any time (i) within 90 days following a Regulatory Event Date, or (ii) following the occurrence of a Tax Event, in each case, at par, together with accrued and unpaid interest to, but excluding, the date fixed for redemption.  Any Notes redeemed by the Bank will be cancelled and will not be re-issued. For the purposes of the foregoing:

“Regulatory Event Date” means the date specified in a letter from the Superintendent to the Bank on which the Notes will no longer be recognized in full as eligible “Tier 2 Capital” or will no longer be eligible to be included in full as risk-based “Total Capital” on a consolidated basis under the guidelines for capital adequacy requirements for banks in Canada as interpreted by the Superintendent.

“Tax Event” means:

(i) the Bank has received an opinion of independent counsel of recognized standing experienced in such matters to the effect that, (A) as a result of any change in the laws or regulations of Canada or any province or territory thereof or any authority or agency therein or thereof having power to tax which becomes effective on or after the date of this prospectus supplement, the Bank would be required to pay Additional Amounts as provided in “Additional Amounts”, below; and (B) such obligation cannot be avoided by the Bank taking reasonable measures available to it; or

(ii) the Bank has received an opinion of independent counsel of recognized standing experienced in such matters to the effect that, as a result of, (A) any amendment to, clarification of, or change (including any announced prospective change) in, the laws, or any regulations thereunder, or any application or interpretation thereof, of Canada, or any political subdivision or taxing authority thereof or therein, affecting taxation; (B) any judicial decision, administrative pronouncement, published or private ruling, regulatory procedure, rule, notice, announcement, assessment or reassessment (including any notice or announcement of intent to adopt or issue such decision, pronouncement, ruling, procedure, rule, notice, announcement, assessment or reassessment) (collectively, an “administrative action”); or (C) any amendment to, clarification of, or change in, the official position with respect to or the interpretation of any administrative action or any interpretation or pronouncement that provides for a position with respect to such administrative action that differs from the theretofore generally accepted position, in each of cases (ii)(A)-(C), by any legislative body, court, governmental authority or agency, regulatory body or taxing authority, irrespective of the manner in which such amendment, clarification, change, administrative action, interpretation or pronouncement is made known, which amendment, clarification, change or administrative action is effective or which interpretation, pronouncement or administrative action is announced on or after the date of the issue of the Notes, there is more than an insubstantial risk (assuming any proposed or announced amendment, clarification, change, interpretation, pronouncement or administrative action is effective and applicable) that the Bank is, or may be, subject to more than a de minimis amount of additional taxes, duties or other governmental charges or civil liabilities because the treatment of any of its items of income, taxable income, expense, taxable capital or taxable paid up capital with respect to the Notes (including the treatment by the Bank of interest on the Notes) or the treatment of the Notes, as or as would be reflected in any tax return or form filed, to be filed, or otherwise could have been filed, will not be respected by a taxing authority.

A notice of redemption shall be irrevocable, except that the occurrence of a Non-Viability Trigger Event prior to the date fixed for redemption shall automatically rescind such notice of redemption and, in such circumstances, no Notes shall be redeemed and no payment in respect of the Notes shall be due and payable.

The Notes are not subject to repayment at the option of the holders.

Purchase for Cancellation

The Notes may be purchased at any time, in whole or in part, by the Bank. The purchases may be made in the open market or by tender or private contract at any price. Any such purchases require the approval of the Superintendent. Notes purchased by the Bank will be cancelled and will not be re-issued. Notwithstanding the foregoing, any subsidiary of the Bank may purchase Notes in the ordinary course of its business of dealing in securities.

NVCC Automatic Conversion Upon Non-Viability Trigger Event

Upon the occurrence of a Non-Viability Trigger Event, each outstanding Note will automatically and immediately be converted, on a full and permanent basis, into a number of Common Shares equal to (Multiplier x Note Value) ÷ Conversion Price (rounding down, if necessary, to the nearest whole number of Common Shares) (an “NVCC Automatic Conversion”). For the purposes of the foregoing:

“Non-Viability Trigger Event” has the meaning set out in the OSFI Guideline for Capital Adequacy Requirements (CAR), Chapter 2 ‒ Definition of Capital, effective January 2013, as such term may be amended or superseded by OSFI from time to time, which term currently provides that each of the following constitutes a Non-Viability Trigger Event:

•
the Superintendent publicly announces that the Bank has been advised, in writing, that the Superintendent is of the opinion that the Bank has ceased, or is about to cease, to be viable and that, after the conversion of the Notes and all other contingent instruments and taking into account any other factors or circumstances that are considered relevant or appropriate, it is reasonably likely that the viability of the Bank will be restored or maintained; or

•
a federal or provincial government in Canada publicly announces that the Bank has accepted or agreed to accept a capital injection, or equivalent support, from the federal government or any provincial government or political subdivision or agent or agency thereof without which the Bank would have been determined by the Superintendent to be non-viable.

In the event of an NVCC Automatic Conversion, when calculating the number of Common Shares issuable upon the conversion of the Notes, the following shall apply:

“Multiplier” is 1.5.

“Conversion Price” means the greater of (i) the Floor Price and (ii) the Current Market Price of the Common Shares.

“Floor Price” is equal to C$5.00. The Floor Price will be subject to adjustment in the event of (i) the issuance of Common Shares or securities exchangeable for or convertible into Common Shares to all holders of Common Shares as a stock dividend, (ii) the subdivision, redivision or change of the Common Shares into a greater number of Common Shares, or (iii) the reduction, combination or consolidation of the Common Shares into a lesser number of Common Shares. The adjustment shall be computed to the nearest one-tenth of one cent provided that no adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect.

“Current Market Price” means the volume weighted average trading price of the Common Shares on the Toronto Stock Exchange (the “TSX”), measured in Canadian dollars, if such shares are then listed on the TSX, for the 10 consecutive trading days ending on the trading day preceding the date of the Non-Viability Trigger Event (the “VWAP Period”). If the Common Shares are not then listed on the TSX, for the purpose of the foregoing calculation reference shall be made to the principal securities exchange or market on which the Common Shares are then listed or quoted or, if no such trading prices are available, “Current Market Price” shall be the fair value of the Common Shares as reasonably determined by the board of directors of the Bank.

“Note Value” means the par value of a Note plus accrued and unpaid interest on such Note, expressed in Canadian dollars.  For the avoidance of doubt, the “par value” of a Note shall mean the principal amount of the Note. In determining the Note Value of any Note, the par value thereof and any accrued and unpaid interest thereon shall be converted from U.S. dollars into Canadian dollars on the basis of the closing exchange rate between Canadian dollars and U.S. dollars (in Canadian dollars per U.S. dollar) reported by the Bank of Canada on the date immediately preceding the date of the Non-Viability Trigger Event (or if not available on such date, the date on which such closing rate was last available prior to such date.) If such exchange rate is no longer reported by the Bank of Canada, the relevant exchange rate for calculating the Note Value in Canadian dollars shall be the simple average of the closing exchange rates between Canadian dollars and U.S. dollars (in Canadian dollars per U.S. dollar) quoted at approximately 4:00 p.m., New York City time, on such date by three major banks selected by the Bank.

Fractions of Common Shares will not be issued or delivered pursuant to an NVCC Automatic Conversion and no cash payment will be made in lieu of a fractional Common Share.  Notwithstanding any other provision of the Notes, the conversion of the Notes in connection with an NVCC Automatic Conversion shall not be an event of default under the terms of the Notes or the Indenture, and the only consequence of a Non-Viability Trigger Event under the provisions of the Notes will be the conversion of the Notes into Common Shares.  Upon an NVCC Automatic Conversion, any accrued but unpaid interest will be added to the par value of the Notes and such accrued but unpaid interest, together with the principal amount of the Notes, will be deemed paid in full by the issuance of Common Shares upon such conversion and the holders of Notes shall have no further rights and the Bank shall have no further obligations to holders of Notes under the Indenture. If tax is required to be withheld from such payment of interest in the form of Common Shares, the number of Common Shares received by a Holder of Notes shall reflect an amount net of any applicable withholding tax.

In the event of a capital reorganization, consolidation, merger or amalgamation of the Bank or comparable transaction affecting the Common Shares after the date of this prospectus supplement, the Bank will take necessary action to ensure that holders of Notes receive, pursuant to an NVCC Automatic Conversion, the number of Common Shares or other securities that such holders would have received if the NVCC Automatic Conversion occurred immediately prior to the record date for such event.

Right Not to Deliver Common Shares upon NVCC Automatic Conversion

Upon an NVCC Automatic Conversion, the Bank reserves the right not to deliver some or all, as applicable, of the Common Shares issuable thereupon to any Ineligible Person (as defined below) or any Person who, by virtue of the operation of the NVCC Automatic Conversion, would become a Significant Shareholder (as defined below) through the acquisition of Common Shares.  In such circumstances, the Bank will hold, as agent for such persons, the Common Shares that would have otherwise been delivered to such persons and will attempt to facilitate the sale of such Common Shares to parties other than the Bank and its affiliates on behalf of such persons through a registered dealer to be retained by the Bank on behalf of such persons.  Those sales (if any) may be made at any time and at any price.  The Bank will not be subject to any liability for failure to sell such Common Shares on behalf of such persons or at any particular price on any particular day.  The net proceeds received by the Bank from the sale of any such Common Shares will be divided among the applicable persons in proportion to the number of Common Shares that would otherwise have been delivered to them upon the NVCC Automatic Conversion after deducting the costs of sale and any applicable withholding taxes.  For the purposes of the foregoing:

“Ineligible Person” means (i) any person whose address is in, or whom the Bank or its transfer agent has reason to believe is a resident of, any jurisdiction outside Canada or the United States of America to the extent that the issuance by the Bank or delivery by its transfer agent to that person, pursuant to an NVCC Automatic Conversion, of Common Shares would require the Bank to take any action to comply with securities, banking or analogous laws of that jurisdiction, and (ii) any person to the extent that the issuance by the Bank or delivery by its transfer agent to that person, pursuant to an NVCC Automatic Conversion, of Common Shares would cause the Bank to be in violation of any law to which the Bank is subject.

“Significant Shareholder” means any person who beneficially owns directly, or indirectly through entities controlled by such person or persons associated with or acting jointly or in concert with such person, a percentage of the total number of outstanding shares of a class of the Bank that is in excess of that permitted by the Bank Act (Canada).

Agreement with Respect to Principal and Interest Deemed Paid upon NVCC Automatic Conversion

By acquiring any Note, each holder or beneficial owner of such Note or any interest therein, including any person acquiring any such Note or interest therein after the date hereof, irrevocably consents to the principal amount of the Note and any accrued and unpaid interest thereon being deemed paid in full by the issuance of Common Shares upon the occurrence of a Non-Viability Trigger Event and the resulting NVCC Automatic Conversion, which occurrence and resulting NVCC Automatic Conversion shall occur without any further action on the part of such holder or beneficial owner or the trustees. To the extent the Notes are held in the form of global securities, such holder or beneficial owner authorizes, directs and requests DTC, any direct participant therein and any other intermediary through which it holds such Notes to take any and all necessary action, if required, to implement the NVCC Automatic Conversion without any further action or direction on the part of such holder or beneficial owner or the trustees.

NVCC Automatic Conversion Procedure

Upon the occurrence of a Non-Viability Trigger Event, the Bank shall promptly deliver a notice to DTC informing it of such occurrence and of the resulting NVCC Automatic Conversion (“Trigger Event Notice”) and shall deliver a copy of the Trigger Event Notice to the trustees.  The Bank has been advised by DTC that, if DTC’s procedures currently in effect are in effect at the time a Trigger Event Notice is received promptly following its receipt of the Trigger Event Notice, DTC will post the Trigger Event Notice to its “Reorganization Inquiry for Participants System.” In addition, within two business days of its receipt of the Trigger Event Notice, the trustees shall, acting pursuant to the Indenture, transmit such notice to the direct participants of DTC holding the Notes at such time.

The Bank has also been advised by DTC that, if DTC’s procedures currently in effect are in effect at the time a Trigger Event Notice is received, following the receipt of such notice, DTC would suspend all clearance and settlement of transactions in the Notes in accordance with its rules and procedures (the “Suspension”).  As a result of the Suspension, holders of the Notes would not be able to settle the transfer of any Notes through DTC following the Suspension, and any sale or other transfer of the Notes that a holder of the Notes may have initiated prior to the Suspension that is scheduled to settle after such Suspension would be rejected by DTC and would not be settled through DTC.

The Bank shall have no liability to any holder of the Notes from any delay in the receipt of the evidence of beneficial ownership of the Common Shares resulting from the Bank’s compliance with applicable operational and corporate law requirements.

The procedures set forth in this section are subject to change to reflect changes in clearing system practices or the issuance of the Notes in definitive form.  If the Notes are held in definitive form at the time of the NVCC Automatic Conversion, the Bank will provide holders of the Notes with a notice describing, among other things, how the Bank intends to deliver the evidence of beneficial ownership of the Common Shares and requesting such holders to provide the Bank with their relevant securities account information for purpose of receiving such evidence of beneficial ownership.

Events of Default

An “Event of Default” under the Notes shall occur if (i) the Bank becomes insolvent or bankrupt or subject to the provisions of the Winding-Up and Restructuring Act (Canada), (ii) the Bank goes into liquidation either voluntarily or under an order of a court of competent jurisdiction, or (iii) the Bank otherwise acknowledges its insolvency.

If an Event of Default has occurred and has not been cured, and a Non-Viability Trigger Event has not occurred, the trustees or the holders of not less than 25% in principal amount of the outstanding Notes may declare the entire principal amount of and accrued and unpaid interest on all of the Notes to be due and payable immediately.

Absent an Event of Default, the trustees and holders of the Notes shall not be entitled to declare the principal amount of the Notes due and payable under any circumstance. As a result, you will have no right of acceleration in the event of a non-payment of interest or a failure or breach in the performance of any other covenant of the Bank, although legal action could be brought to enforce any covenant of the Bank.

An NVCC Automatic Conversion upon the occurrence of a Non-Viability Trigger Event shall not constitute an event of default under the terms of the Notes or the Indenture, and following an NVCC Automatic Conversion no holder of the Notes will have any rights against the Bank with respect to the repayment of the principal of, or interest on, the Notes.

By acquiring any Note, each holder and beneficial owner of such Note or any interest therein acknowledges and agrees that neither an NVCC Automatic Conversion nor a Non-Viability Trigger Event shall give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

Trustees

The Bank of New York Mellon will act as the trustee for the Notes, and BNY Trust Company of Canada will act as the Canadian trustee for the Notes.

There will be a Canadian trustee for the Notes for so long as required by the Bank Act (Canada) or any other Canadian statute (including any successor statute), or until the Bank obtains an exemption from such requirements. If the Bank obtains such an exemption, or if a Canadian trustee is no longer required under such legislation, then the Bank may remove the Canadian trustee with 30 days’ written notice, and the Bank will not be required to appoint a successor Canadian Trustee.

Trustees’ Duties

No conversion into Common Shares upon a Non-Viability Trigger Event shall give rise to a default for purposes of the applicable provisions of the Trust Indenture Act.

To the extent permitted by the Trust Indenture Act, a holder or beneficial owner waives any and all claims against the trustees for, agrees not to initiate a suit against the trustees in respect of, and agrees that the trustees shall not be liable for, any action that a trustee takes, or abstains from taking, in either case in accordance with the conversion of the Notes into Common Shares upon a Non-Viability Trigger Event.

Upon an NVCC Automatic Conversion, (i) the trustees shall not be required to take any further directions from holders or beneficial owners of the Notes under the Indenture and (ii) the Indenture shall impose no duties upon the trustees whatsoever with respect to conversion of the Notes into Common Shares upon a Non-Viability Trigger Event (except for the delivery of a notice by the trustees to participants of DTC following a Non-Viability Trigger Event, as described herein).

The Bank’s obligations to indemnify the trustees in accordance with Section 607 of the Base Indenture shall survive any NVCC Automatic Conversion.

The trustees make no representations, and shall not be liable with respect to, any information set forth in this prospectus supplement or the accompanying prospectus.

Subsequent Investors’ Agreement

Holders or beneficial owners of Notes that acquire them in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders or beneficial owners of the Notes that acquire the Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Notes, including in relation to any NVCC Automatic Conversion.

Governing Law

The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York, except for the subordination provisions and the provisions relating to an NVCC Automatic Conversion upon the occurrence of a Non-Viability Trigger Event, which will be governed by the laws of Ontario and the federal laws of Canada applicable therein.

Paying Agent

The principal corporate trust office of the trustee in The City of New York is designated as the paying agent. The Bank may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

Form and Delivery

The Notes will be issued only in book-entry form in minimum denominations of $1,000 and in integral multiples thereof. The Notes will be represented by one or more global securities registered in the name of a nominee of DTC. You may only hold beneficial interests in the Notes through DTC and its direct and indirect participants, and DTC and its direct and indirect participants will record your beneficial interest on their books. The Bank will not issue definitive Notes except as described in the accompanying prospectus. The Notes will be in the Same Day Funds Settlement System at DTC and, to the extent the secondary market trading in the Notes is effected through the facilities of such depositary, such trades will be settled in immediately available funds. The Bank will pay the principal and interest in immediately available funds to DTC or its nominee as the registered holder of the global notes representing the book-entry Notes. For information on DTC’s book-entry system, see “Description of Debt Securities — Considerations Relating to DTC” in the accompanying prospectus.

ADDITIONAL AMOUNTS

The Bank will pay any amounts to be paid by or on behalf of the Bank in respect of the Notes (whether in respect of principal, interest or otherwise) free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Canada, any province or territory or political subdivision thereof or any authority or agency therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law or the interpretation or administration thereof by the relevant government authority. At any time a Canadian taxing jurisdiction requires us to deduct or withhold for or on account of taxes from any payment made under or in respect of the Notes, the Bank will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amounts received by each holder (including Additional Amounts), after such deduction or withholding, shall not be less than the amount the holder would have received had no such deduction or withholding been required.

However, no Additional Amounts will be payable with respect to a payment made to a holder of a Note, or of a right to receive payment in respect thereto (a “Payment Recipient”), which is referred to in this prospectus supplement as an “Excluded Holder,” in respect of any taxes imposed because the holder or Payment Recipient:

(i)	is someone with whom the Bank does not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

(ii)
is subject to such taxes by reason of its being connected presently or formerly with Canada or any province or territory thereof other than by reason of the holder’s activity in connection with purchasing such Note, the holding of such Note or the receipt of payments thereunder;

(iii)	is, or does not deal at arm’s length with a person who is, a “specified shareholder” (as defined in subsection 18(5) of the Income Tax Act (Canada)) of the Bank;

(iv)
presents such Note for payment (where presentation is required) more than 30 days after the relevant date (except to the extent that the holder thereof would have been entitled to such Additional Amounts on presenting a Note for payment on the last day of such 30 day period); for this purpose, the “relevant date” in relation to any payments on any Note means:

(a)	the due date for payment thereof, or

(b)
if the full amount of the monies payable on such date has not been received by the trustees on or prior to such due date, the date on which the full amount of such monies has been received and notice to that effect is given to holders of the Notes in accordance with the indenture;

(v)
could lawfully avoid (but has not so avoided) such withholding or deduction by complying, or requiring that any agent comply with, any statutory requirements necessary to establish qualification for an exemption from withholding or by making, or requiring that any agent make, a declaration of non-residence or other similar claim for exemption to any relevant tax authority; or

(vi)
is subject to deduction or withholding on account of any tax, assessment, or other governmental charge that is required by Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”), any regulation, official pronouncement, or agreement thereunder, official interpretations thereof, or any law implementing an intergovernmental approach thereto, whether currently in effect or as published and amended from time to time.

For the avoidance of doubt, the Bank has no obligation to pay any holders Additional Amounts on any tax which is payable otherwise than by deduction or withholding from payments made under or in respect of the Notes.

The Bank will also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.  The Bank will furnish to the trustees, within 30 days after the date the payment of any taxes is due pursuant to applicable law, certified copies of tax receipts evidencing that such payment has been made or other evidence of such payment satisfactory to the trustee.  The Bank will indemnify and hold harmless each holder of Notes (other than an Excluded Holder) and upon written request reimburse each such holder for the amount of (x) any taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the Notes, and (y) any taxes levied or imposed and paid by such holder with respect to any reimbursement under (x) above, but excluding any such taxes on such holder’s net income or capital.

TAX CONSIDERATIONS

United States Taxation

General

This section is the opinion of Sullivan and Cromwell LLP, our United States federal income tax counsel. The following summary of material U.S. federal income tax consequences of the purchase of the Notes, and ownership and disposition of the Notes and Common Shares, is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code, rulings and decisions now in effect and the income tax treaty between the United States of America and Canada (the “Treaty”), all of which are subject to change, including changes in effective dates and other retroactive changes, or possible differing interpretations. It deals only with Notes or Common Shares held as capital assets and does not purport to deal with all of the U.S. federal income tax consequences that may be relevant to holders of the Notes in special tax situations, such as financial institutions, insurance companies, regulated investment companies, real estate investment trusts, flow-through entities, tax-exempt entities or persons holding the Notes or Common Shares in a tax-deferred or tax-advantaged account, dealers in securities or currencies, traders in securities that elect to mark to market, persons subject to the alternative minimum tax, entities classified as partnerships, persons holding Notes or Common Shares as a hedge against currency risks, as a position in a “straddle” or as part of a “hedging”, “conversion” or other “integrated” transaction for tax purposes, a person that purchases or sells Notes or Common Shares as part of a wash sale for tax purposes, or U.S. Holders (as defined below) whose functional currency is not the U.S. dollar. It only deals with holders that purchase the Notes upon original issuance at the offering price indicated on the cover of this prospectus supplement. If a partnership holds the Notes or Common Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Thus, persons who are partners in a partnership holding the Notes or Common Shares should consult their own tax advisors. Moreover, all persons considering the purchase of the Notes should consult their own tax advisors concerning the application of U.S. federal income tax laws to their particular situations as well as any consequences of the purchase of the Notes, or ownership and disposition of the Notes or Common Shares, arising under the laws of any other taxing jurisdiction.

As used in this prospectus supplement, the term “U.S. Holder” means a beneficial owner of a Note or Common Share that is for U.S. federal income tax purposes:

(1)	a citizen or individual resident of the United States;

(2)
a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

(3)	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

(4)
a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

Certain trusts not described in clause (4) above in existence on August 20, 1996 that elect to be treated as a United States person will also be a U.S. Holder for purposes of the following discussion.

As used in this prospectus supplement, the term “Non-U.S. Holder” means a beneficial owner of a Note or Common Share that is (1) a nonresident alien individual, (2) a foreign corporation, or (3) an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from a Note or Common Share.

NO STATUTORY, REGULATORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF OWNERSHIP OF NOTES OR COMMON SHARES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL, OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR NOTES OR COMMON SHARES.

Characterization of Notes for United States federal income tax purposes

There is no authority that addresses the U.S. federal income tax treatment of an instrument such as the Notes that is denominated as a subordinated debt instrument but that (i) provides for an NVCC Automatic Conversion into Common Shares upon the occurrence of a Non-Viability Trigger Event and (ii) is subordinate to all claims of senior creditors (which includes the Bank’s depositors and general unsubordinated creditors and obligations of the Bank that are preferred by mandatory provisions of law). Although the matter is not free from doubt, it is more likely than not that the Notes will be treated as debt of the Bank for U.S. federal income tax purposes, and the Bank intends to treat the Notes as such. By acquiring the Notes or an interest therein, holders agree to treat the Notes as debt for U.S. federal income tax purposes. However, there can be no assurance that the U.S. Internal Revenue Service (the “IRS”) will not assert that the Notes should be treated as equity (or assert some other alternate tax treatment), which could result in materially different and potentially materially more adverse tax consequences to holders of the Notes. Except as discussed under “—Tax Consequences if the Notes are Treated as Equity” below, the discussion below assumes that the Notes will be treated as debt of the Bank. Due to the lack of authority, however, holders are urged to consult their own tax advisors regarding the appropriate characterization of the Notes and the tax consequences to them if the IRS were to successfully assert a characterization that differs from the Bank’s treatment of the Notes as debt for U.S. federal income tax purposes.

As described above under “Description of the Notes — NVCC Automatic Conversion Upon Non-Viability Trigger Event,” if a Non-Viability Trigger Event were to occur, you may receive Common Shares in exchange for your Notes. The Bank believes that there is no more than a remote chance that a Non-Viability Trigger Event will occur, and intends to take the position that the Notes should accordingly not be treated as contingent payment debt instruments (“CPDIs”) for U.S. federal income tax purposes. If the IRS successfully challenged this position, however, and the Notes were treated as CPDIs, you could be required to accrue interest income at a rate higher than the stated interest rate on the Notes and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of the Notes. You are urged to consult your own tax advisors regarding the potential application of the CPDI rules to the Notes and the consequences thereof. The remainder of this discussion assumes that the Notes are not treated as CPDIs.

U.S. Holders

Payments of interest

Interest on the Notes will be includible in ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes. The amount of an interest payment on the Notes will include amounts, if any, withheld in respect of Canadian taxes. For more information on Canadian withholding taxes, please see the discussion under “Tax Considerations — Canadian Taxation” in this prospectus supplement. Interest payments on the Notes will be considered foreign-source income to U.S. Holders for foreign tax credit purposes. Subject to applicable limitations, some of which vary depending upon your circumstances, Canadian income taxes withheld from interest payments on the Notes at a rate not exceeding any applicable Treaty rate to a U.S. Holder not eligible for an exemption from Canadian withholding tax (under the Treaty) will be creditable against the U.S. Holder’s U.S. federal income tax liability. Canadian taxes withheld in excess of the applicable Treaty rate will not be eligible for credit against a U.S. Holder’s U.S. federal income tax liability. The rules governing foreign tax credits are complex, and you should consult your tax advisor regarding the creditability of foreign taxes in your particular circumstances.

Sale, redemption, or maturity

You will generally recognize capital gain or loss upon the sale, redemption, or maturity of your Notes in an amount equal to the difference between the amount realized at such time, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments, as described above), and your tax basis in the Notes. In general, your tax basis in your Notes will be equal to the price you paid for them. Capital gain of a non-corporate U.S. Holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. Such gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

NVCC Automatic Conversion

An NVCC Automatic Conversion of Notes into Common Shares upon the occurrence of a Non-Viability Trigger Event should constitute a recapitalization for U.S. federal income tax purposes. If an NVCC Automatic Conversion were treated as a recapitalization, then a U.S. Holder would generally recognize no gain or loss upon the conversion of its Notes into Common Shares, except to the extent of amounts received with respect to accrued interest (which will be treated as described above under “—Payments of Interest”). However, if the Notes were not considered “securities” for U.S. federal income tax purposes, then an NVCC Automatic Conversion would not constitute a recapitalization and you would generally recognize capital gain or loss upon an NVCC Automatic Conversion of your Notes in an amount equal to the difference between the fair market value of the Common Shares you receive and your tax basis in the Notes.  If an NVCC Automatic Conversion were to constitute a recapitalization (as we believe that it should), your aggregate tax basis in any Common Shares received upon an NVCC Automatic Conversion (excluding Common Shares attributable to accrued interest, the tax basis of which will equal their fair market value) would generally be equal to your aggregate tax basis in your Notes that were converted into Common Shares, and your holding period in such Common Shares would include the holding period of your Notes that were converted into such Common Shares, except that the holding period of any Common Shares received with respect to accrued interest will commence on the day after the date of receipt. If an NVCC Automatic Conversion did not constitute a recapitalization, however, then your initial tax basis in any Common Shares received upon an NVCC Automatic Conversion of your Notes into Common Shares would equal the fair market value of the Common Shares received (as determined on the date of receipt), and your holding period for any Common Shares received upon such an NVCC Automatic Conversion would begin on the day immediately following the date of receipt of the Common Shares.

In general, the tax consequences of owning, receiving distributions on and disposing of Common Shares received in an NVCC Automatic Conversion would be the same as those described below under “—Tax Consequences if the Notes are Treated as Equity”, except that (subject to the discussion under “— PFIC considerations” below) dividends paid with respect to Common Shares received in an NVCC Automatic Conversion generally would be qualified dividend income taxable to an individual at the preferential rates applicable to long-term capital gains provided that such individual holds the Common Shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meets other holding period requirements.

Tax Consequences if the Notes are Treated as Equity

As discussed above, although the matter is not entirely free from doubt, it is more likely than not that the Notes will be treated as debt for U.S. federal income tax purposes. However, it is possible that the Notes would be treated as equity of the Bank for U.S. federal income tax purposes. This subsection addresses the U.S. federal income tax consequences to U.S. Holders if the Notes were treated as equity.

Payments of interest

In general, if the Notes were treated as equity, the interest payments with respect to the Notes would be treated as dividends to the extent of the Bank’s current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Subject to the discussion under “— PFIC considerations” below, any portion of such a payment in excess of the Bank’s current and accumulated earnings and profits would be treated first as a nontaxable return of capital that would reduce your tax basis in the Notes, and would thereafter be treated as capital gain, the tax treatment of which is discussed below under “— Sale, redemption, or maturity.”

It is unclear whether interest payments on the Notes that are treated as dividends for U.S. federal income tax purposes would be treated as “qualified dividends” that are subject to preferential tax rates in the case of an individual who holds the Notes for more than 60 days during the 121-day period beginning 60 days before the applicable interest payment date and meets other holding period requirements. Amounts the Bank pays with respect to the Notes would not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations.

The amount of an interest payment on the Notes would include amounts, if any, withheld in respect of Canadian taxes. For more information on Canadian withholding taxes, please see the discussion under “Tax Considerations—Canadian Taxation” in this prospectus supplement. Amounts the Bank pays with respect to the Notes would be considered foreign-source income to U.S. Holders. Subject to applicable limitations, some of which vary depending upon your circumstances, Canadian income taxes withheld from interest payments on the Notes at a rate not exceeding any applicable Treaty rate  to a U.S. Holder not eligible for an exemption from Canadian withholding tax (under the Treaty) would be creditable against the U.S. Holder’s U.S. federal income tax liability. Canadian taxes withheld in excess of the applicable Treaty rate will not be eligible for credit against a U.S. Holder’s U.S. federal income tax liability.  The rules governing foreign tax credits are complex, and you should consult your tax advisor regarding the creditability of foreign taxes in your particular circumstances.

Sale, redemption, or maturity

Subject to the discussion under “— PFIC considerations” below, you would generally recognize capital gain or loss upon the sale, redemption or maturity of your Notes, in an amount equal to the difference between the amount realized at such time and your tax basis in the Notes. In general, your tax basis in your Notes will be equal to the price you paid for them. Such capital gain or loss would be long-term capital gain or loss if you held your Notes for more than one year. Capital gain of a non-corporate U.S. Holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. Such gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

NVCC Automatic Conversion

If the Notes were treated as equity for U.S. federal income tax purposes, then an NVCC Automatic Conversion of Notes into Common Shares upon the occurrence of a Non-Viability Trigger Event would constitute a recapitalization and a U.S. Holder would generally recognize no gain or loss upon the conversion of its Notes into Common Shares. In that case, your aggregate tax basis in any Common Shares received upon an NVCC Automatic Conversion would generally be equal to your aggregate tax basis in your Notes that were converted into Common Shares, and your holding period in such Common Shares would include the holding period of your Notes that were converted into such Common Shares.

In general, the tax consequences of owning, receiving distributions on and disposing of Common Shares received in an NVCC Automatic Conversion would be the same as those described above under “—Tax Consequences if the Notes are Treated as Equity”, except that (subject to the discussion under “— PFIC considerations” below) dividends paid with respect to Common Shares received in an NVCC Automatic Conversion generally would be qualified dividend income taxable to an individual at the preferential rates applicable to long-term capital gains provided that such individual holds the Common Shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meet other holding period requirements.

PFIC considerations

The Bank does not believe that it is a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes and does not expect to be a PFIC for the foreseeable future, and therefore believes that the Notes should not be treated as stock of a PFIC. However, this determination is made annually and thus may be subject to change. Accordingly, there can be no assurances that the Bank has not been, is not, or will not become a PFIC. In general, the Bank will be a PFIC for any taxable year in which either (i) at least 75% of the gross income of the Bank for the taxable year is passive income or (ii) at least 50% of the value, determined on the basis of a quarterly average, of the Bank’s assets is attributable to assets that produce or are held for the production of passive income (including cash). For this purpose, “passive income” generally includes interest, dividends, rents, royalties and certain gains.  However, exclusions are provided for income earned in the active conduct of a banking business. If a corporation owns at least 25% by value of the stock of another corporation, the parent corporation is treated as owning its proportionate share of the assets of the other corporation, and as receiving directly its proportionate share of the other corporation’s income.  If the Bank were a PFIC for any taxable year during which you owned the Notes, gain realized by you on the sale or other disposition of Notes would in general not be treated as capital gain. Instead, you would be treated as if you had realized such gain ratably over your holding period for the Notes. Amounts allocated to the year of disposition and to years before the Bank became a PFIC would be taxed as ordinary income and amounts allocated to each other taxable year would be taxed at the highest tax rate applicable to individuals or corporations, as appropriate, in effect for each such year to which the gain was allocated, together with an interest charge in respect of the tax attributable to each such year. Similar treatment may apply to certain “excess distributions,” as defined in the Code.

Medicare Tax

A U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. Holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between US$125,000 and US$250,000, depending on the individual’s circumstances). A holder’s net investment income would generally include its interest or dividend income and its net gains from the disposition of Notes or Common Shares, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). U.S. Holders that are individuals, estates or trusts should consult their own tax advisors regarding the applicability of the Medicare tax to income and gains in respect of their investment in Notes or Common Shares.

Non-U.S. Holders

Under United States federal income and estate tax law, and subject to the discussions below under “— Information Reporting and Backup Withholding” and “— Information with Respect to FATCA,” if you are a Non-U.S. Holder, interest on a Note or dividends on Common Shares paid to you is exempt from United States federal income tax, including withholding tax, unless such payment is effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business, and, if required by an applicable income tax treaty, is attributable to such Non-U.S. Holder’s permanent establishment in the United States.

If you are a Non-U.S. Holder, you generally will not be subject to United States federal income tax on any gain realized on the sale, exchange, NVCC Automatic Conversion or retirement of Notes or Common Shares unless:

•
the gain is effectively connected with your conduct of a trade or business in the United States, and, if required by an applicable income tax treaty, is attributable to such Non-U.S. Holder’s permanent establishment in the United States, or

•	you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

For purposes of the United States federal estate tax, the Notes and Common Shares will be treated as situated outside the United States and will not be includible in the gross estate of a holder who is neither a citizen nor a resident of the United States (as specially defined for United States federal estate tax purposes) at the time of death.

Information Reporting and Backup Withholding

Payments of interest or dividends made to a U.S. Holder and proceeds to a U.S. Holder from the sale or other disposition of a Note or Common Share that are made within the United States or through certain U.S.-related financial intermediaries may be subject to information reporting and to backup withholding unless the U.S. Holder is an exempt recipient or, in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that no loss of exemption from backup withholding has occurred. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

In addition, a Non-U.S. Holder may be subject to information reporting and backup withholding with respect to payments on the Notes or Common Shares, unless such Non-U.S. Holder is an exempt recipient or otherwise establishes an exemption. A Non-U.S. Holder generally will not be subject to information reporting or backup withholding, however, if it certifies as to its nonresident status (generally, by filing a W-8BEN, W-8BEN-E or such other applicable form). Amounts withheld under the backup withholding rules may be credited against a Non-U.S. Holder’s U.S. federal income tax, and a Non-U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS in a timely manner.

Information with Respect to Foreign Financial Assets

Individuals that (i) are either (a) a U.S. citizen, (b) a resident alien for any part of the year, (c) a nonresident alien that has made an election to be treated as a resident alien for purposes of filing a joint U.S. federal income tax return or (d) a nonresident alien who is a bona fide resident of American Samoa or Puerto Rico and (ii) own “specified foreign financial assets” with an aggregate value in excess of US$50,000 (and in some circumstances, a higher threshold), will generally be required to file an information report on IRS Form 8938 with respect to such assets with their U.S. federal tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. Such reporting requirement may also apply to certain non-individual holders. Holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of Notes or Common Shares.

Information with Respect to FATCA

Sections 1471 through 1474 of the Code (“FATCA”) impose a new reporting regime and potentially a 30% withholding tax with respect to certain payments to (i) any non-U.S. financial institution (a “foreign financial institution”, or “FFI” (as defined by FATCA)) that is receiving a payment on an investor’s behalf that does not become a “Participating FFI” by entering into an agreement with the IRS to provide the IRS with certain information in respect of its account holders and investors or is not otherwise exempt from or in deemed compliance with FATCA and (ii) in certain instances, an investor who does not provide information sufficient to determine whether the investor is a U.S. person or in the case of certain non-financial non-exempt entities does not provide information sufficient to determine whether the investor has substantial U.S. owners. The Bank is classified as an FFI. The Bank anticipates that any Notes issued in global form will be held by FFIs that are Participating FFIs, but there is no guarantee that a custodian or broker through which an investor holds a Note will not be a non-Participating FFI.

The new withholding regime is now in effect for payments from sources within the United States and will apply to “foreign passthru payments” (a term not yet defined) no earlier than January 1, 2019. This withholding would, however, not apply to any securities characterized as debt of a non-U.S. issuer for U.S. federal tax purposes that are outstanding prior to the “grandfathering date”, which is the date that is six months after the date on which final U.S. Treasury regulations defining the term “foreign passthru payment” are filed with the Federal Register. As described above, the Bank intends to treat the Notes as debt for U.S. federal income tax purposes. If the Notes were treated as debt for U.S. federal income tax purposes, then interest payments made in respect of current issuances of the Notes should not be subject to FATCA withholding because such Notes will be outstanding prior to the FATCA grandfathering date. However, if the Notes were treated as equity for U.S. federal income tax purposes or if the Notes were converted into Common Shares in an NVCC Automatic Conversion, then payments made in respect of such Notes or Common Shares that were treated as “foreign passthru payments” and paid after January 1, 2019 could be subject to FATCA withholding.

The United States and a number of other jurisdictions, including Canada, have entered into intergovernmental agreements to facilitate the implementation of FATCA (each, an “IGA”). These rules generally limit instances when FATCA withholding is required. Nevertheless, these IGAs currently contain no rules regarding the withholding, if any, that may be required on foreign passthru payments.

FATCA is particularly complex and its application is uncertain at this time. The above description is based in part on regulations, official guidance and IGAs, all of which are subject to amendment or further interpretation by one or more governments or governmental agencies. Prospective investors should consult their tax advisers on how these rules may apply to the Bank and to payments they may receive in connection with the Notes and Common Shares.

Canadian Federal Income Tax Considerations

This section is the opinion of Norton Rose Fulbright Canada LLP, our Canadian federal income tax counsel. The following summary describes, as of the date hereof, the principal Canadian federal income tax consequences under the Income Tax Act (Canada) (the “Tax Act”), generally applicable to an initial purchaser of Notes who acquires Notes pursuant to this offering, and who, at all relevant times and for the purposes of the Tax Act: (i) deals at arm’s length and is not affiliated with the Bank, and (ii) acquires and holds the Notes and will hold the Common Shares acquired on an NVCC Automatic Conversion (as applicable) as capital property (a “noteholder”).  Generally, the Notes and the Common Shares acquired on an NVCC Automatic Conversion will constitute capital property to a noteholder provided that the noteholder does not hold the Notes or Common Shares (as applicable) in the course of carrying on a business of buying and selling securities and does not acquire them as part of an adventure or concern in the nature of trade.

This summary is not applicable to a noteholder: (i) that is a “financial institution” as defined in the Tax Act for purposes of the “mark-to-market” rules; (ii) an interest in which is a “tax shelter investment” as defined in the Tax Act; (iii) that is a “specified financial institution” (as defined in the Tax Act); (iv) that has elected to report its “Canadian tax results” in a currency other than the Canadian currency, or (v) that has entered or will enter into, with respect to the Notes, a “derivative forward agreement” as that term is defined in the Tax Act.  Such noteholders should consult their own tax advisors.

This summary is based upon the current provisions of the Tax Act and the regulations thereunder (the “Regulations”), all specific proposals to amend the Tax Act or such Regulations publicly announced by the federal Minister of Finance (Canada) prior to the date hereof (the “Proposals”) and the Bank’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (“CRA”) published in writing by it.  This summary assumes that the Proposals will be enacted as currently proposed, but no assurance can be given that this will be the case.  This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the Proposals, this summary does not take into account or anticipate any changes in the law or the administrative policies or assessing practices of the CRA, whether by judicial, regulatory, governmental or legislative action, nor does it take into account tax laws of any province or territory of Canada, or of any jurisdiction outside Canada.

For the purpose of the Tax Act, all amounts not otherwise expressed in Canadian dollars must be converted into Canadian dollars based on the daily noon rate as quoted by the Bank of Canada for the applicable day or such other rate of exchange that is acceptable to the CRA.

This summary is not intended to be, nor should it be construed to be, legal or tax advice to any particular noteholder.  Accordingly, prospective noteholders should consult their own tax advisors with respect to their particular circumstances.

Noteholders Not Resident in Canada

The following discussion applies to a noteholder who, at all relevant times, for the purposes of the Tax Act: (i) is not resident and is not deemed to be resident in Canada; (ii) deals at arm’s length with any Canadian resident (or deemed Canadian resident) to whom the noteholder disposes of Notes; (iii) does not use or hold and is not deemed to use or hold Notes or the Common Shares in or in the course of carrying on a business in Canada; (iv) is entitled to receive all payments (including any interest and principal) on the Notes; (v) is not, and deals at arm’s length with each person who is, a “specified shareholder” (as defined in subsection 18(5) of the Tax Act) of the Bank, and (v) is not an insurer carrying on an insurance business in Canada and elsewhere (a “Non-resident Holder”).

Interest on Notes

Interest on a Note paid or credited or deemed to be paid or credited by the Bank (including amounts on account or in lieu of payment of, or in satisfaction of, interest) to a Non-resident Holder will not be subject to Canadian non-resident withholding tax, unless all or any portion of such interest (other than on a “prescribed obligation” described below) is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class or series of shares of the capital stock of a corporation (“Participating Debt Interest”).  A “prescribed obligation” is an “indexed debt obligation” (defined below) no amount payable in respect of which is: (i) contingent or dependent on the use of or production from property in Canada, or (ii) computed by reference to (a) any of the criterion described in the preceding sentence, other than a change in the purchasing power of money, or (b) dividends paid or payable to shareholders of any class or series of shares.  An “indexed debt obligation” is a debt obligation the terms or conditions of which provide for an adjustment to an amount payable in respect of the obligation, for a period during which the obligation was outstanding, that is determined by reference to a change in the purchasing power of money.

Having regard to the terms of the Notes, interest paid or credited or deemed to be paid or credited on the Notes should not be considered to be Participating Debt Interest except as described below in the event of an NVCC Automatic Conversion.

NVCC Automatic Conversion

In the event a Note held by a Non-resident Holder is converted to Common Shares on an NVCC Automatic Conversion, the amount, if any, by which the fair market value of the Common Shares received on the conversion exceeds the “Excess Amount”, defined as sum of: (i) price for which the Note was issued, and (ii) any amount that is paid in respect of accrued and unpaid interest owing on the Note at the time of the conversion (the “Conversion Interest”), may be deemed to be interest paid to the Non-resident Holder.  There is a risk that the Excess Amount (if any) and the Conversion Interest could be characterized as Participating Debt Interest and therefore subject to Canadian non-resident withholding tax unless certain exceptions apply.  No advance tax ruling has been sought or obtained from CRA and Non-resident Holders of Notes should consult their own tax advisors in this regard.

If applicable, the normal rate of Canadian non-resident withholding tax is 25% but such rate may be reduced under the terms of an applicable income tax treaty.

The conversion of a Note into Common Shares pursuant to an NVCC Automatic Conversion will constitute a disposition of the Note by the Non-resident Holder for the purposes of the Tax Act. A Non-resident Holder who disposes of a Note pursuant to an NVCC Automatic Conversion will generally realize a capital gain to the extent that the proceeds of disposition, excluding any portion thereof that is considered to be interest and any reasonable costs of disposition, exceed the Non-resident Holder’s adjusted cost base of the Note.  Any resulting capital gain will be subject to the income tax treatment described below under the heading “— Disposition of Notes or Common Shares.”

Dividends on Common Shares

Dividends paid or credited on the Common Shares, or deemed under the Tax Act to be paid or credited on the Common Shares, to a Non-resident Holder will generally be subject to Canadian non-resident withholding tax at the rate of 25% on the gross amount of such dividends unless the rate is reduced under the provisions of an applicable income tax treaty or convention between Canada and the country of residence of the Non-resident Holder.  For example, under the Canada-United States Tax Convention (1980) (the “Treaty”), the withholding tax rate in respect of a dividend paid to a person who is: (i) the beneficial owner of the dividend; (ii) resident in the United States for purposes of the Treaty, and (iii) entitled to full benefits under the Treaty, is generally reduced to 15%.

Disposition of Notes or Common Shares

A Non-resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized on a disposition or deemed disposition of Note or a Common Share unless the Note or Common Share, as the case may be, is or is deemed to be “taxable Canadian property” of the Non-resident Holder for the purposes of the Tax Act and the Non-resident Holder is not entitled to an exemption under an applicable income tax convention between Canada and the country in which the Non-resident Holder is resident.

Generally, the Notes and Common Shares will not constitute taxable Canadian property to a Non-resident Holder at a particular time provided the Common Shares are listed at that time on a designated stock exchange (which currently includes the TSX), unless at any time during the 60-month period that ends at that time: (a) one or any combination of (i) the Non-resident Holder, (ii) persons with whom the Non-resident Holder does not deal at arm’s length for purposes of the Tax Act, and (iii) partnerships in which the Non-resident Holder or a person described in (ii) holds a membership interest directly or indirectly through one or more partnerships, has owned 25% or more of the issued shares of any class or series of the capital stock of the Bank; and (b) more than 50% of the fair market value of the Common Shares was derived, directly or indirectly from one or any combination of (i) real or immovable property situated in Canada, (ii) “Canadian resource property” (as defined in the Tax Act), (iii) “timber resource property” (as defined in the Tax Act), and (iv) options in respect of, or interests in, or for civil law rights in, any of the foregoing whether or not the property exists.  Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, Common Shares could be deemed to be taxable Canadian property.  Non-resident Holders whose Common Shares may constitute taxable Canadian property should consult their own tax advisors.

Noteholders Resident in Canada

The following discussion applies to a noteholder who, at all relevant times, for the purposes of the Tax Act, is or is deemed to be resident in Canada (a “Resident Holder”).  Certain Resident Holders who might not otherwise be considered to hold their Notes or Common Shares as capital property may, in certain circumstances, be entitled to have the Notes and the Common Shares and every other “Canadian security” (as defined in the Tax Act) owned by such Resident Holders, treated as capital property by making the irrevocable election permitted by subsection 39(4) of the Tax Act.  Resident Holders considering making this election should consult their own tax advisors.

Interest on Notes

A Resident Holder that is a corporation, partnership, unit trust or a trust of which a corporation or partnership is a beneficiary will be required to include in computing its income for a taxation year the entire amount of any interest (or amount considered to be interest) on the Notes that accrues or is deemed to accrue to it to the end of that taxation year or becomes receivable or is received by it before the end of that taxation year, to the extent that such amount was not included in computing the Resident Holder’s income for a preceding taxation year.

Any other Resident Holder, including an individual (other than a trust described in the preceding paragraph), will be required to include in computing its income for a taxation year the amount of any interest (or amount considered to be interest) on the Notes that is received or receivable by such Resident Holder in that year (depending on the method regularly followed by the Resident Holder in computing its income) to the extent that such amount was not included in computing the Resident Holder’s income for a preceding taxation year. In addition, if at any time a Note becomes an “investment contract” (as defined in the Tax Act) in relation to the Resident Holder, such Resident Holder will be required to include in computing income for a taxation year any interest that accrues to the Resident Holder on the Note up to any “anniversary date” (as defined in the Tax Act) in that year to the extent such interest was not otherwise included in the Resident Holder’s income for that or a preceding taxation year.

Redemption or other Disposition of Notes

On a disposition or a deemed disposition of a Note (including on a redemption or a repayment at maturity), other than a disposition as a result of an NVCC Automatic Conversion, a Resident Holder will generally be required to include in computing its income for the taxation year in which the disposition or deemed disposition occurs all interest (or amounts considered to be interest) that accrued or is deemed to accrue on the Note to the date of disposition to the extent that such amount has not otherwise been included in computing the Resident Holder’s income for the taxation year in which the disposition occurred or a preceding taxation year.  On the disposition of a Note as the result of an NVCC Automatic Conversion, the Conversion Interest will be included in the income of a Resident Holder in the taxation year in which the NVCC Automatic Conversion occurs to the extent such amount was not otherwise included in the Resident Holder’s income for that taxation year or a preceding taxation year. A Resident Holder that has previously included an amount in income in respect of such interest which exceeds the fair market value of the Common Shares issued in satisfaction thereof may be entitled to an offsetting deduction in the year of disposition in an amount equal to such excess.

Any premium paid by the Bank to a Resident Holder on the redemption or repurchase of a Note (other than in the open market in the manner any such obligation would normally be purchased in the open market by any member of the public) will generally be deemed to be interest received by the Resident Holder at the time of the payment to the extent that it can reasonably be considered to relate to, and does not exceed the value at that time of, the interest that would have been paid or payable by the Bank on the Note for a taxation year of the Bank ending after the time of the payment.  Such interest will be required to be included in computing the Resident Holder’s income in the manner described above.

A Resident Holder who disposes or is deemed to have disposed of a Note will generally realize a capital gain (or a capital loss) to the extent that the proceeds of disposition, net of amounts included in income as interest and any reasonable costs of disposition, exceed (or are less than) the Resident Holder’s adjusted cost base of the Note.  A Resident Holder’s proceeds of disposition of a Note arising on an NVCC Automatic Conversion will generally be equal to the fair market value of the Common Shares received by the Resident Holder on the conversion (other than Common Shares issued in satisfaction of Conversion Interest).  Any such capital gain (or capital loss) will be subject to the income tax treatment described below under the heading “— Taxation of Capital Gains and Capital Losses.”

The cost to a Resident Holder of the Common Shares acquired pursuant to an NVCC Automatic Conversion will generally be equal to the fair market value of such Common Shares on the date of acquisition.  The adjusted cost base to the Resident Holder of the Common Shares acquired at the time of the NVCC Automatic Conversion will be determined by averaging the cost of such Common Shares with the adjusted cost base of all other Common Shares held by such Resident Holder as capital property immediately before that time.  Resident Holders should consult their own tax advisors regarding the Canadian income tax consequences to them associated with an NVCC Automatic Conversion.

Dividends on Common Shares

A Resident Holder will be required to include in computing its income for a taxation year, any taxable dividends received or deemed to be received on its Common Shares.  In the case of a Resident Holder who is an individual (other than certain trusts), such taxable dividends will be subject to the gross-up and dividend tax credit rules applicable to taxable dividends received from taxable Canadian corporations.  Taxable dividends received which are designated by the Bank as “eligible dividends” will be subject to an enhanced gross-up and dividend tax credit regime in accordance with the rules in the Tax Act.  In the case of a Resident Holder that is a corporation, the amount of any such taxable dividend that is included in its income for a taxation year will generally be deductible in computing its taxable income for that taxation year.

A Resident Holder that is a “private corporation” or a “subject corporation” (each as defined in the Tax Act) will generally be liable under Part IV of the Tax Act to pay a refundable tax of 38⅓% on dividends received on the Common Shares in a taxation year to the extent that such dividends are deductible in computing the corporation’s taxable income for the year.

Disposition of Common Shares

A Resident Holder who disposes of or is deemed to dispose of Common Shares (other than to the Bank unless purchased by the Bank in the open market in the manner in which shares are normally purchased by members of the public in the open market) will generally realize a capital gain (or a capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of such shares to that Resident Holder.  If the Resident Holder is a corporation, any such capital loss realized on a disposition of a Common Share may, in certain circumstances, be reduced by the amount of any dividends which have been received or which are deemed to have been received on such share or a share which has been converted into or exchanged for such share. Analogous rules apply to a partnership or trust of which a corporation, trust or partnership is a member or beneficiary.

Taxation of Capital Gains and Capital Losses

Generally, one-half of any capital gain (a “taxable capital gain”) realized by a Resident Holder in a taxation year must be included in the Resident Holder’s income in that year. A Resident Holder is required to deduct one-half of any capital loss (an “allowable capital loss”) realized in a taxation year from taxable capital gains realized in the year. Allowable capital losses in excess of taxable capital gains realized in a taxation year may be carried back and deducted in any of the three preceding taxation years, or carried forward and deducted in any subsequent year, from net taxable capital gains realized in such years to the extent and under the circumstances described in the Tax Act.

Additional Refundable Tax

A Resident Holder that is a “Canadian-controlled private corporation” (as defined in the Tax Act) may be subject to an additional refundable tax on its investment income, including interest and taxable capital gains.

Alternative Minimum Tax

Taxable dividends received, and capital gains realized by, a Resident Holder who is an individual (including certain trusts) may give rise to a liability for alternative minimum tax as calculated under the detailed rules set forth in the Tax Act.

UNDERWRITING (CONFLICTS OF INTEREST)

Subject to the terms and conditions set forth in the Underwriting Agreement, dated  , 2016, between the Bank and the underwriters named below, the Bank agreed to issue to the underwriters, and each underwriter has severally undertaken to purchase the principal amount of each series of the Notes set forth opposite its name below:

Underwriters	Principal Amount of the Notes
RBC Capital Markets, LLC	$
Citigroup Global Markets Inc.	$
Credit Suisse Securities (USA) LLC	$
Wells Fargo Securities, LLC	$
$
$
$
Total	$

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters have undertaken to purchase all the Notes offered by this prospectus supplement if any of these Notes are purchased.

The underwriters propose to offer the Notes directly to the public at the price to public set forth on the cover of this prospectus supplement.

The Bank estimates that total expenses for the offering, excluding underwriting commissions, will be approximately $ .

The Bank has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

The Notes will settle through the facilities of DTC and its participants (including Euroclear, Clearstream and CDS). The CUSIP number for the Notes is   and the ISIN  .

Certain of the underwriters may not be U.S. registered broker-dealers and accordingly will not effect any sales within the United States except in compliance with applicable U.S. laws and regulations.

Certain of the underwriters or their affiliates have performed investment banking and advisory services for the Bank from time to time for which they have received customary fees and expenses. The underwriters may from time to time engage in transactions with and perform services for the Bank in the ordinary course of business.

The Notes are not exempt from the prospectus requirements under the securities laws of Canada and have not been and will not be qualified for sale under such laws.  Accordingly, any sales of Notes in Canada will be made only with the Bank’s prior consent and only in compliance with the securities laws of Canada or any province or territory thereof.  Each underwriter has represented and agreed that it will offer, sell or distribute any Notes, in Canada in compliance with the securities laws of Canada or any province or territory thereof.  Each underwriter has further agreed that it will not distribute or deliver this prospectus supplement or any other offering material relating to the Notes in Canada in contravention of the securities laws of Canada or any province or territory thereof.

Conflict of Interest

Our affiliate, RBC Capital Markets, LLC, is participating in the distribution of the Notes as an underwriter. Accordingly, this offering will be conducted in compliance with the applicable requirements of FINRA Rule 5121, a rule of the Financial Industry Regulatory Authority, Inc. (“FINRA”). RBC Capital Markets, LLC is not permitted to sell the Notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holders.

The Bank may use this prospectus supplement in the initial sale of the Notes.  In addition, the Bank, certain affiliates of the Bank, including RBC Capital Markets, LLC, and any other agent in connection with offers and sales of the Notes (the “Market-Makers”) may use this prospectus supplement and accompanying prospectus in market-making or other transactions in any Note after its initial sale.  In a market-making transaction, an agent or other person resells a Note it acquires from other holders after the original offering and sale of the Note. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices.  A Market-Maker may engage in market-making transactions only in those jurisdictions in which it has all necessary governmental and regulatory authorizations for such activity.

In these transactions, such agent may act as principal or agent, including as agent for the counterparty in a transaction in which RBC Capital Markets, LLC or another agent acts as principal, or as agent for both counterparties in a transaction in which RBC Capital Markets, LLC does not act as principal. The agents may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of the Bank (in addition to RBC Capital Markets, LLC) and the Bank may also engage in transactions of this kind and may use this prospectus supplement for this purpose.

The aggregate initial offering price specified on the cover of this prospectus supplement relates to the initial offering of new Notes we may issue on and after the date of this prospectus supplement. This amount does not include Notes that may be resold in market-making transactions. The latter includes Notes that we may issue going forward as well as Notes we have previously issued.

The Bank does not expect to receive any proceeds from market-making transactions, except to the extent it is entitled to proceeds of its own sales of Notes in such transactions. The Bank does not expect that any agent that engages in these transactions will pay any proceeds from its market-making resales to the Bank.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless the Bank or an agent informs you in your confirmation of sale that your Note is being purchased in its original offering and sale, you may assume that you are purchasing your Note in a market-making transaction.

In this prospectus supplement, the term “this offering” means the initial offering of the Notes made in connection with their original issuance. This term does not refer to any subsequent resales of Notes in market-making transactions.

The agents may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit reclaiming a selling concession from a syndicate member when the Notes originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may stabilize, maintain or otherwise affect the market price of the Notes, which may be higher than it would otherwise be in the absence of such transactions. The agents are not required to engage in these activities, and may end any of these activities at any time.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Notes to the public in that Relevant Member State at any time:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive; or

(b) to fewer than 100 (or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150) natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer shall result in a requirement for the publication of a prospectus pursuant to Article 3 of the Prospectus Directive or of a supplement to a prospectus pursuant to Article 16 of the Prospectus Directive, which do not require the publication by the Bank of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Securities to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State.  “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each underwriter has represented and agreed that:

(a) in relation to any Notes which have a maturity of less than one year and where the issue of the Notes would otherwise constitute a contravention of section 19 of the Financial Services and Markets Act of 2000 (the “FSMA”) by us, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing, or disposing of investments (as principal or as agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any of the Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage, or dispose of investments (as principal or as agent) for the purposes of their businesses;

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to us; and

(c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any of the Notes in, from, or otherwise involving the United Kingdom.

Hong Kong

Each underwriter has represented and agreed that:

(a) it has not offered or sold and will not offer or sell in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”), by means of any document, any Notes other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO; and

(b) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation, or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Notes that are or are intended to be disposed of (i) only to persons outside Hong Kong or (ii) only to “professional investors” as defined in the SFO and any rules made under the SFO.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus dated January 8, 2016 and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (a) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (b) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, then shares, debentures, and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 except:

(1) to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures, and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than US $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

(2) where no consideration is or will be given for the transfer; or

(3) where the transfer is by operation of law.

VALIDITY OF THE NOTES

Sullivan & Cromwell LLP, United States counsel to the Bank, will pass upon the validity of the Notes under New York law. Norton Rose Fulbright Canada LLP will pass on the validity of the Notes and of the Common Shares under the laws of Ontario and the federal laws of Canada applicable therein. Davis Polk & Wardwell LLP, United States counsel for the underwriters, will pass upon certain matters of New York law for the underwriters.

INDEX OF DEFINED TERMS

$	S-3
2010 PD Amending Directive	S-43
2015 Annual Report	S-3
2015 Audited Consolidated Financial Statements	S-18
2015 Management’s Discussion and Analysis	S-10
Additional Amounts	S-27
administrative action	S-21
allowable capital loss	S-40
Bank	Cover Page
Base Indenture	S-19
business day	S-20
C$	S-3
Canadian dollars	S-3
Canadian trustee	S-1
CO	S-44
Common Shares	Cover Page
Conversion Interest	S-37
Conversion Price	S-6
CPDIs	S-30
CRA	S-36
Current Market Price	S-6
D-SIBs	S-14
Department of Finance	S-12
DTC	Cover Page
Event of Default	S-24
Excess Amount	S-37
Exchange Act	S-3
Excluded Holder	S-27
FATCA	S-27
FINRA	S-9
Floor Price	S-6
FSMA	S-43
GoC	S-14
Hong Kong	S-44
IGA	S-35
Indenture	S-19
Ineligible Person	S-23
IRS	S-17
Issue Date	S-4
Issuer	S-3
Market-Makers	Cover Page
Maturity Date	Cover Page
Multiplier	S-6
Non-resident Holder	S-36
Non-Viability Trigger Event	S-1
Note Value	S-7
noteholder	S-36
Notes	Cover Page
NVCC Automatic Conversion	S-5
offer of Securities to the public	S-43
OSFI	S-1

our	S-3
Participating Debt Interest	S-37
Payment Recipient	S-27
PFIC	S-33
Proposals	S-36
Prospectus Directive	S-43
Regulations	S-36
Regulatory Event Date	S-20
Relevant Implementation Date	S-43
Relevant Member State	S-43
Resident Holder	S-38
Royal Bank of Canada	S-3
SEC	S-3
SFA	S-44
SFO	S-44
Significant Shareholder	S-23
Superintendent	Cover Page
Supplemental Indenture	S-19
Suspension	S-24
Tax Act	S-36
taxable capital gain	S-40
Tax Event	S-20
Treaty	S-29
Trigger Event Notice	S-24
Trust Indenture Act	S-1
trustee	S-1
trustees	S-1
TSX	S-6
U.S. dollars	S-3
us	S-3
VWAP Period	S-6
we	S-3

Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-208507

ROYAL BANK OF CANADA Senior Debt Securities Subordinated Debt Securities Common Shares up to an aggregate initial offering price of U.S. $40 billion or the equivalent thereof in other currencies.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will give you the specific prices and other terms of the securities we are offering in supplements to this prospectus. You should read this prospectus and the applicable supplement carefully before you invest. We may sell the securities to or through one or more underwriters, dealers or agents. The names of the underwriters, dealers or agents will be set forth in supplements to this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein or in any applicable prospectus supplement.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that Royal Bank of Canada is a Canadian bank, that many of its officers and directors are residents of Canada, that some or all of the underwriters or experts named in the Registration Statement may reside outside of the United States, and that all or a substantial portion of the assets of Royal Bank of Canada and said persons may be located outside the United States.

Our common shares trade under the symbol “RY” on the Toronto Stock Exchange and the New York Stock Exchange. The common shares may be offered pursuant to this prospectus solely in connection with an offering of subordinated debt securities that provide for the full and permanent conversion of such securities into common shares of Royal Bank of Canada upon the occurrence of certain trigger events relating to financial viability, as further described herein.

The securities described herein will not constitute deposits that are insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation.

Investing in the securities described herein involves a number of risks. See “Risk Factors” on page 1 of this prospectus.

TM Trademark of Royal Bank of Canada

The date of this prospectus is January 8, 2016.

TABLE OF CONTENTS

DOCUMENTS INCORPORATED BY REFERENCE	i
WHERE YOU CAN FIND MORE INFORMATION	ii
FURTHER INFORMATION	ii
ABOUT THIS PROSPECTUS	ii
RISK FACTORS	1
ROYAL BANK OF CANADA	1
PRESENTATION OF FINANCIAL INFORMATION	1
CAUTION REGARDING FORWARD-LOOKING STATEMENTS	2
USE OF PROCEEDS	2
CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES	3
CONSOLIDATED CAPITALIZATION AND INDEBTEDNESS	3
COMPARATIVE PER SHARE MARKET PRICE	4
DESCRIPTION OF DEBT SECURITIES	4
DESCRIPTION OF COMMON SHARES	24
TAX CONSEQUENCES	26
PLAN OF DISTRIBUTION	41
Conflicts of Interest	43
BENEFIT PLAN INVESTOR CONSIDERATIONS	44
LIMITATIONS ON ENFORCEMENT OF U.S. LAWS AGAINST THE BANK, OUR MANAGEMENT AND OTHERS	45
VALIDITY OF SECURITIES	45
EXPERTS	45
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	46

In this prospectus, unless the context otherwise indicates, the “Bank”, “we”, “us” or “our” means Royal Bank of Canada and its subsidiaries. All dollar amounts referred to in this prospectus are in Canadian dollars unless otherwise specifically expressed. In this prospectus and any prospectus supplement, currency amounts are stated in Canadian dollars (“$”), unless specified otherwise.

DOCUMENTS INCORPORATED BY REFERENCE

The Securities and Exchange Commission (the “SEC”) allows us to “incorporate by reference” the information we file with it, which means we can disclose important information to you by referring you to those documents. Copies of the documents incorporated herein by reference may be obtained upon written or oral request without charge from the Director, Investor Relations, Royal Bank of Canada at 200 Bay Street, 4th Floor, North Tower, Toronto, Ontario, Canada M5J 2W7 (telephone: (416) 955-7802). The documents incorporated by reference are available over the Internet at www.sec.gov.

We incorporate by reference our Annual Report on Form 40-F for the fiscal year ended October 31, 2015 (the “2015 Annual Report”). In addition, we will incorporate by reference into this prospectus all documents that we file under Section 13(a), 13(c), 14 or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, to the extent, if any, we designate therein, reports on Form 6-K we furnish to the SEC after the date of this prospectus and prior to the termination of any offering contemplated in this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained herein or in any other subsequently-filed or furnished document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

-i-

Upon a new Annual Report and the related annual financial statements being filed by us with, and, where required, accepted by, the SEC, the previous Annual Report shall be deemed no longer to be incorporated by reference into this prospectus for purposes of future offers and sales of securities hereunder.

All documents incorporated by reference, or to be incorporated by reference, have been filed with or furnished to, or will be filed with or furnished to, the SEC.

WHERE YOU CAN FIND MORE INFORMATION

In addition to our continuous disclosure obligations under the securities laws of the Provinces and Territories of Canada, we are subject to the information reporting requirements of the Exchange Act and in accordance therewith file reports and other information with the SEC. As the Bank is a “foreign private issuer” under the rules adopted under the Exchange Act, we are exempt from certain of the requirements of the Exchange Act, including the proxy and information provisions of Section 14 of the Exchange Act and the reporting and liability provisions applicable to officers, directors and significant shareholders under Section 16 of the Exchange Act. Under the multijurisdictional disclosure system adopted by the United States, reports and other information filed with the SEC may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. Such reports and other information, when filed by us in accordance with such requirements, can be inspected and copied by you at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC’s website at www.sec.gov. Our common shares are listed on the New York Stock Exchange, and reports and other information concerning us can be inspected at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005. Information about us can be located at our website at www.rbc.com. All Internet references in this prospectus are inactive textual references and we do not incorporate website contents into this prospectus.

FURTHER INFORMATION

We have filed with the SEC a Registration Statement on Form F-3 under the United States Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered with this prospectus. This prospectus is a part of that Registration Statement, and it does not contain all of the information set forth in the Registration Statement. You can access the Registration Statement together with its exhibits at the SEC’s website at www.sec.gov or inspect these documents at the offices of the SEC in order to obtain more information about us and about the securities offered with this prospectus.

ABOUT THIS PROSPECTUS

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” above.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers.

Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of the offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act.

-ii-

We publish our consolidated financial statements in Canadian dollars. As indicated in the table below, the Canadian dollar has fluctuated in value compared to the U.S. dollar over the last five years.

The tables below set forth the rate at each period end, the average yearly rate and the low and high daily noon buying rates between Canadian dollars and U.S. dollars (in Canadian dollars per U.S. dollar) for the five-year period ended October 31, 2015 and the low and high daily noon buying rates for November 2015, December 2015 and January 1, 2016 through January 7, 2016. On January 7, 2016, the U.S. dollar noon buying rate was $1.4061. Our reference to the “noon buying rate” is the noon exchange rate reported by the Bank of Canada on a specified date.

YEAR ENDED OCTOBER 31 ($ per US$)	AT PERIOD END	AVERAGE RATE1	LOW	HIGH
2011	0.9935	0.9846	0.9449	1.0604
2012	0.9996	1.0034	0.9710	1.0487
2013	1.0429	1.0233	0.9839	1.0576
2014	1.1275	1.0934	1.0415	1.1289
2015	1.3083	1.2562	1.1236	1.3413

MONTH OF 2015 ($ per US$)	LOW	HIGH
NOVEMBER	1.3095	1.3360
DECEMBER	1.3360	1.3990

MONTH OF 2016 ($ per US$)	LOW	HIGH
JANUARY (through January 7, 2016)	1.3969	1.4084

1	The average of the noon buying rates on the last business day of each full month during the relevant period.

-iii-

RISK FACTORS

Investment in these securities is subject to various risks including those risks inherent in investing in an issuer involved in conducting the business of a diversified financial institution. Before deciding whether to invest in any securities, you should consider carefully the risks described in the documents incorporated by reference in this prospectus (including subsequently filed documents incorporated by reference) and, if applicable, those described in a prospectus supplement, as the case may be, relating to a specific offering of securities. You should consider the categories of risks identified and discussed in the “Risk management” and “Overview of other risks” sections of the Bank’s management’s discussion and analysis included in the 2015 Annual Report (the “2015 Management’s Discussion and Analysis”), including those summarized under “Caution Regarding Forward-Looking Statements” beginning on page 1 of this prospectus as well as any risks described in subsequently filed documents incorporated by reference.

ROYAL BANK OF CANADA

Business

Royal Bank of Canada and its subsidiaries operate under the master brand name of RBC. We are Canada’s largest bank, and one of the largest banks in the world, based on market capitalization. We are one of North America’s leading diversified financial services companies, and provide personal and commercial banking, wealth management, insurance, investor services and capital markets products and services on a global basis. We employ approximately 81,000 full- and part-time employees who serve more than 16 million personal, business, public sector and institutional clients through offices in Canada, the U.S. and 37 other countries.

Our segments are Personal & Commercial Banking, Wealth Management, Insurance, Investor & Treasury Services, Capital Markets and Corporate Support. Additional information about our business and each segment (including segment results) can be found under “Overview and outlook” beginning on page 10 and under “Business segment results” beginning on page 19 of the 2015 Management’s Discussion and Analysis, which is incorporated by reference in this prospectus.

Our common shares trade under the symbol “RY” on the Toronto Stock Exchange and the New York Stock Exchange. Additional information about RBC can be found on our website at www.rbc.com. Additional information about RBC and its subsidiaries is included in documents incorporated by reference into this document. For more information, see the section entitled “Where You Can Find More Information”.

We are a Schedule I bank under the Bank Act (Canada), which constitutes our charter. Our corporate headquarters are located at Royal Bank Plaza, 200 Bay Street, Toronto, Ontario, Canada M5J 2J5 and our head office is located at 1 Place Ville Marie, Montréal, Québec, Canada H3C 3A9.

PRESENTATION OF FINANCIAL INFORMATION

Pursuant to the decision made by the Canadian Accounting Standards Board, the Bank began preparing financial statements in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board on November 1, 2011. The financial information of the Bank incorporated by reference or otherwise contained in this prospectus has been prepared in accordance with IFRS. None of the financial information prepared in accordance with IFRS is comparable to the financial statements of companies using accounting principles generally accepted in the United States. For additional information about the Bank’s adoption of IFRS, refer to “Note 2 – Summary of significant accounting policies, estimates and judgments” and “Note 3 – First time adoption of IFRS” to the Bank’s audited consolidated financial statements for the year ended October 31, 2012 (the “2012 Audited Consolidated Financial Statements”) and, in respect of the impact on the Bank’s capital position, refer to “Note 32 – Capital management” to the 2012 Audited Consolidated Financial Statements.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

From time to time, we make written or oral forward-looking statements within the meaning of certain securities laws, including the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and any applicable Canadian securities legislation. We may make forward-looking statements in this prospectus, in the documents incorporated by reference herein, in other filings with Canadian regulators or the SEC, in other reports to shareholders and in other communications. Forward-looking statements in this prospectus and the documents incorporated by reference herein include, but are not limited to, statements relating to our financial performance objectives, vision and strategic goals, the economic and market review and outlook for Canadian, U.S., European and global economies, the regulatory environment in which we operate, the outlook and priorities for each of our business segments and the risk environment including our liquidity and funding risk. The forward-looking information contained in this document and the documents incorporated by reference herein is presented for the purpose of assisting the holders of our securities and financial analysts in understanding our financial position and results of operations as at and for the periods ended on the dates presented and our financial performance objectives, vision and strategic goals, and may not be appropriate for other purposes. Forward-looking statements are typically identified by words such as “believe”, “expect”, “foresee”, “forecast”, “anticipate”, “intend”, “estimate”, “goal”, “plan” and “project” and similar expressions of future or conditional verbs such as “will”, “may”, “should”, “could” or “would”.

By their very nature, forward-looking statements require us to make assumptions and are subject to inherent risks and uncertainties, which give rise to the possibility that our predictions, forecasts, projections, expectations or conclusions will not prove to be accurate, that our assumptions may not be correct and that our financial performance objectives, vision and strategic goals will not be achieved. We caution readers not to place undue reliance on these statements as a number of risk factors could cause our actual results to differ materially from the expectations expressed in such forward-looking statements. These factors – many of which are beyond our control and the effects of which can be difficult to predict – include: credit, market, liquidity and funding, insurance, operational, regulatory compliance, strategic, reputation, legal and regulatory environment, competitive and systemic risks and other risks discussed in the Risk management and Overview of other risks sections of our 2015 Management’s Discussion and Analysis; weak oil and gas prices; the high levels of Canadian household debt; exposure to more volatile sectors; cybersecurity; anti-money laundering; the business and economic conditions in Canada, the U.S. and certain other countries in which we operate; the effects of changes in government fiscal, monetary and other policies; tax risk and transparency; and environmental risk.

We caution that the foregoing list of risk factors is not exhaustive and other factors could also adversely affect our results. When relying on our forward-looking statements to make decisions with respect to us, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. Material economic assumptions underlying the forward-looking statements contained in this prospectus and the documents incorporated by reference herein are set out in the “Overview and outlook” section and for each business segment under the heading “Outlook and priorities” in our 2015 Management’s Discussion and Analysis. Except as required by law, we do not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by us or on our behalf.

Additional information about these and other factors can be found in the “Risk management” and “Overview of other risks” sections of our 2015 Management’s Discussion and Analysis and the other filings made by us with the SEC that are incorporated by reference in this prospectus.

Information contained in or otherwise accessible through the websites mentioned in this prospectus does not form part of this prospectus and is not incorporated herein by reference. All references in this prospectus to websites are inactive textual references and are for your information only.

USE OF PROCEEDS

Except as otherwise set forth in a prospectus supplement, the net proceeds from the sale of securities will be added to our general funds and will be used for general banking purposes. In addition, except as otherwise set forth in a prospectus supplement, the purpose of the sale of the subordinated debt securities will be to enlarge our capital base.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

The table below sets forth the Bank’s consolidated ratios of earnings to fixed charges, calculated in accordance with IFRS, for the fiscal years ended October 31, 2011, 2012, 2013, 2014 and 2015:

	Year Ended October 31,
	2015	2014	2013(1)	2012(1)	2011
Excluding Interest on Deposits	6.14	6.23	5.34	4.88	3.47
Including Interest on Deposits	2.53	2.43	2.28	2.12	1.84

(1)	Figures restated to reflect adoption of new accounting standards.

For purposes of computing these ratios, earnings represent net income plus income taxes and fixed charges (excluding capitalized interest). Fixed charges represent (i) estimated interest within rental expense, (ii) amortization of debt issuance costs and (iii) interest (including capitalized interest), including or excluding deposit interest as indicated.

CONSOLIDATED CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated capitalization at October 31, 2015. This table should be read in conjunction with the Bank’s audited consolidated financial statements for the year ended October 31, 2015 (the “2015 Audited Consolidated Financial Statements”) and our 2015 Management’s Discussion and Analysis, which are incorporated by reference in this prospectus.

As at October 31, 2015
(in millions of Canadian dollars)
Subordinated debentures(1)	7,362
Equity attributable to shareholders
Preferred shares	5,100
Common shares	14,573
Retained earnings	37,811
Treasury shares – preferred	(2)
Treasury shares – common	38
Other components of equity	4,626
Total Equity Attributable to Shareholders	62,146
Non-controlling interests	1,798
Total Equity	63,944
Total Capitalization	71,306

(1)	For more information, refer to “Note 19 – Subordinated debentures” to the 2015 Annual Consolidated Financial Statements.

COMPARATIVE PER SHARE MARKET PRICE

The Bank’s common shares are listed on the TSX and the NYSE under the trading symbol “RY”.  The table below sets forth, for the periods indicated, the per share high and low market prices for the Bank’s common shares as reported on the TSX and the U.S. markets. TSX market prices are presented in Canadian dollars, and U.S. market prices are presented in U.S. dollars.

	Common shares TSX (in C$)		Common shares U.S. markets (in US$)
	High	Low	High	Low
Annual Information for the past five fiscal years
2011	61.53	44.38	63.53	42.27
2012	59.13	43.30	59.83	41.40
2013	70.75	54.51	68.02	54.41
2014	83.20	67.65	76.08	61.00
2015	83.87	68.05	74.09	51.27
Quarterly information for the past two fiscal years and subsequent quarters
2014, quarter ended
January 31	73.35	67.80	68.89	61.24
April 30	73.69	67.65	67.41	61.00
July 31	81.23	72.40	74.64	66.31
October 31	83.20	75.25	76.08	66.42
2015, quarter ended
January 31	83.87	71.74	74.09	56.40
April 30	81.53	72.16	67.49	57.14
July 31	80.85	72.98	66.72	56.12
October 31	77.60	68.05	59.61	51.27
Monthly information for the most recent six months
August 2015	77.60	68.05	59.61	51.27
September 2015	74.71	70.50	56.89	52.84
October 2015	76.62	70.64	58.20	53.48
November 2015	77.18	73.68	58.45	55.24
December 2015	77.67	71.93	58.00	52.28
January 2016 (through January 7, 2016)	73.58	70.20	52.80	49.83

Fluctuations in the exchange rate between the Canadian dollar and the U.S. dollar will affect any comparisons of the Bank’s common shares traded on the TSX and the Bank’s common shares traded on the U.S. markets.

DESCRIPTION OF DEBT SECURITIES

We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets or the property or assets of our subsidiaries. Thus, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities will be issued under our senior debt indenture, dated as of October 23, 2003, between Royal Bank of Canada and The Bank of New York Mellon, as successor to the corporate trust business of JPMorgan Chase Bank, N.A., as trustee, as supplemented by a first supplemental indenture, dated as of July 21, 2006, and by a second supplemental indenture, dated as of February 28, 2007, and as further amended from time to time (collectively, the “senior debt indenture”), described below, and will be unsubordinated obligations that rank equally with all of our other unsecured and unsubordinated debt, including deposit liabilities, other than certain governmental claims in accordance with applicable law.

The subordinated debt securities will be issued under our subordinated debt indenture described below and will be subordinate in right of payment to all of our “senior indebtedness”, as defined in the subordinated debt indenture. Neither indenture limits our ability to incur additional indebtedness.

In the event we become insolvent, our governing legislation provides that priorities among payments of our deposit liabilities (including payments in respect of the senior debt securities) and payments of all of our other liabilities (including payments in respect of the subordinated debt securities) are to be determined in accordance with the laws governing priorities and, where applicable, by the terms of the indebtedness and liabilities. Because we have subsidiaries, our right to participate in any distribution of the assets of our banking or non-banking subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus your ability to benefit indirectly from such distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. There are legal limitations on the extent to which some of our subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, us or some of our other subsidiaries. Accordingly, the debt securities will be structurally subordinated to all existing and future liabilities of our subsidiaries, and holders of debt securities should look only to our assets for payments on the debt securities.

Neither the senior debt securities nor the subordinated debt securities will constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States governmental agency or instrumentality.

When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities.

The Senior and Subordinated Debt Indentures

The senior debt securities are governed by the senior debt indenture, and the subordinated debt securities will be governed by the subordinated debt indenture. When we refer to the “indentures”, we mean both the senior debt indenture and the subordinated debt indenture, and when we refer to the “indenture”, we mean either the senior debt indenture or the subordinated debt indenture. The senior debt indenture is a contract between us and The Bank of New York Mellon, as successor to the corporate trust business of JPMorgan Chase Bank, N.A., which acts as trustee. The indentures are substantially identical, except for (i) the provisions relating to events of default, which are more limited in the subordinated debt indenture, (ii) the provisions relating to subordination, which are included only in the subordinated debt indenture, and (iii) the provisions relating to possible conversions or exchanges, which are only included in the senior debt indenture.

Reference to the indenture or the trustee, with respect to any debt securities, means the indenture under which those debt securities are issued and the trustee under that indenture.

The trustee has two main roles:

•
The trustee can enforce the rights of holders against us if we default on our obligations under the terms of the indenture or the debt securities. There are some limitations on the extent to which the trustee acts on behalf of holders, described below under “— Events of Default — Remedies If an Event of Default Occurs”.

•	The trustee performs administrative duties for us, such as sending interest payments and notices to holders and transferring a holder’s debt securities to a new buyer if a holder sells.

The indentures and their associated documents contain the full legal text of the matters described in this section. The indentures and the debt securities will be governed by New York law, except that the subordination provisions in the subordinated debt indenture and certain provisions relating to the status of the senior debt securities under Canadian law in the senior debt indenture will be governed by the laws of the Province of Ontario and the laws of Canada applicable therein. A copy of each of the senior debt indenture, the supplements to the senior debt indenture and the form of subordinated debt indenture is an exhibit to our Registration Statement. See “Where You Can Find More Information” above for information on how to obtain a copy.

General

We may issue as many distinct series of debt securities under either indenture as we wish. The provisions of the senior debt indenture and the subordinated debt indenture allow us not only to issue debt securities with terms different from those previously issued under the applicable indenture, but also to “re-open” a previous issue of a series of debt securities and issue additional debt securities of that series. We may issue debt securities in amounts that exceed the total amount specified on the cover of your prospectus supplement at any time without your consent and without notifying you.

This section summarizes the material terms of the debt securities that are common to all series, although the prospectus supplement that describes the terms of each series of debt securities may also describe differences from the material terms summarized here.

Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures, including definitions of certain terms used in the indentures. In this summary, we describe the meaning of only some of the more important terms. For your convenience, we also include references in parentheses to certain sections of the indentures. Whenever we refer to particular sections or defined terms of the indentures in this prospectus or in the prospectus supplement, such sections or defined terms are incorporated by reference here or in the prospectus supplement. You must look to the indentures for the most complete description of what we describe in summary form in this prospectus.

This summary is also subject to and qualified by reference to the description of the particular terms of your series described in the prospectus supplement. Those terms may vary from the terms described in this prospectus. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus. There may also be a further prospectus supplement, known as a pricing supplement, which describes additional terms of debt securities you are offered.

We may issue the debt securities as original issue discount securities, which will be offered and sold at a substantial discount below their stated principal amount. (Indenture Section 101) The prospectus supplement relating to the original issue discount securities will describe U.S. federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and any material additional tax considerations applicable to such debt securities.

In addition, the specific financial, legal and other terms particular to a series of debt securities will be described in the prospectus supplement and, if applicable, a pricing supplement relating to the series. The prospectus supplement and, if applicable, the pricing supplement relating to a series of debt securities will describe the following terms of the series:

•	the title of the series of debt securities;

•	whether it is a series of senior debt securities or a series of subordinated debt securities;

•	any limit on the aggregate principal amount of the series of debt securities;

•	the person to whom interest on a debt security is payable, if other than the holder on the regular record date;

•	the date or dates on which the series of debt securities will mature;

•	the rate or rates, which may be fixed or variable per annum, at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

•	the place or places where the principal of, premium, if any, and interest on the debt securities is payable;

•
the terms, if any, on which any securities may or shall be converted into or exchanged at the option of the Bank or otherwise for shares or other securities of the Bank or another entity or other entities, into the cash value thereof or into any combination of the foregoing, any specific terms relating to the adjustment thereof and the period during which such securities may or shall be so converted or exchanged;

•
the specific terms of any Non-Viability Contingent Capital Provisions (as defined below under “— Special Provisions Related to the Subordinated Debt Securities — Non-Viability Contingent Capital Provisions”);

•	the dates on which interest, if any, on the series of debt securities will be payable and the regular record dates for the interest payment dates;

•	any mandatory or optional sinking funds or similar provisions or provisions for redemption at our option or the option of the holder;

•
the date, if any, after which, and the price or prices at which, the series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•	if other than denominations of $1,000 and any integral multiples thereof, the denominations in which the series of debt securities will be issuable;

•	the currency of payment of principal, premium, if any, and interest on the series of debt securities;

•
if the currency of payment for principal, premium, if any, and interest on the series of debt securities is subject to our election or that of a holder, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;

•	any index, formula or other method used to determine the amount of payment of principal or premium, if any, and interest on the series of debt securities;

•	the applicability of the provisions described under “— Defeasance” below;

•	any event of default under the series of debt securities if different from those described under “— Events of Default” below;

•	if the debt securities will be issued in bearer form, any special provisions relating to bearer securities;

•
if the series of debt securities will be issuable only in the form of a global security, the depositary or its nominee with respect to the series of debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or the nominee; and

•	any other special feature of the series of debt securities.

We will offer debt securities that are convertible or exchangeable into securities of another entity or other entities only under circumstances that do not require registration of the underlying securities under the Securities Act of 1933, as amended, at the time we offer such debt securities.

Overview of Remainder of This Description

The remainder of this description summarizes:

•	additional mechanics relevant to the debt securities under normal circumstances, such as how holders record the transfer of ownership and where we make payments;

•	holders’ rights in several special situations, such as if we merge with another company or if we want to change a term of the debt securities;

•	subordination provisions in the subordinated debt indenture that may prohibit us from making payment on those securities;

•	our right to release ourselves from all or some of our obligations under the debt securities and the indenture by a process called defeasance; and

•	holders’ rights if we default or experience other financial difficulties.

Form, Exchange and Transfer

Unless we specify otherwise in the prospectus supplement, the debt securities will be issued:

•	only in fully-registered form;

•	without interest coupons; and

•	in denominations that are even multiples of $1,000. (Indenture Section 302)

If a debt security is issued as a registered global debt security, only the depositary — e.g., DTC, Euroclear, Clearstream and CDS, each as defined below under “—Ownership and Book-Entry Issuance” — will be entitled to transfer and exchange the debt security as described in this subsection because the depositary will be the sole registered holder of the debt security and is referred to below as the “holder”. Those who own beneficial interests in a global security do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed by the applicable procedures of the depositary and its participants. We describe book-entry procedures below under “—Ownership and Book-Entry Issuance”.

Holders of securities issued in fully-registered form may have their debt securities broken into more debt securities of smaller denominations of not less than $1,000, or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. (Indenture Section 305) This is called an exchange.

Holders may exchange or register the transfer of debt securities at the office of the trustee. Debt securities may be transferred by endorsement. Holders may also replace lost, stolen or mutilated debt securities at that office. The trustee has been appointed as our agent for registering debt securities in the names of holders and registering the transfer of debt securities. We may change this appointment to another entity or perform these tasks ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It also records transfers. (Indenture Section 305) The trustee may require an indemnity before replacing any debt securities.

Holders will not be required to pay a service charge to register the transfer or exchange of debt securities, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The registration of a transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts. (Indenture Section 1002)

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the registration of transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders entitled to receive the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit registration of transfers and exchanges of the unredeemed portion of any debt security being partially redeemed. (Indenture Section 305)

Payment and Paying Agents

We will pay interest to the person listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and will be stated in the prospectus supplement. (Indenture Section 307) Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sale price of the securities to prorate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.

We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in the City of New York. That office is currently located at 101 Barclay Street - Floor 4E, New York, NY 10286. Holders must make arrangements to have their payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

Book-entry and other indirect holders should consult their banks, brokers or other financial institutions for information on how they will receive payments.

We may also arrange for additional payment offices and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent or choose one of our subsidiaries to do so. We must notify holders of changes in the paying agents for any particular series of debt securities. (Indenture Section 1002)

Conversion or Exchange of Senior Debt Securities

If and to the extent mentioned in the relevant prospectus supplement, any senior debt securities series may be optionally or mandatorily convertible or exchangeable for stock or other securities of the Bank or another entity or entities, into the cash value therefor or into any combination of the above, the specific terms on which any senior debt securities series may be so converted or exchanged will be described in the relevant prospectus supplement. These terms may include provisions for conversion or exchange, either mandatorily, at the holder’s option or at our option, in which case the amount or number of securities the senior debt securities holders would receive would be calculated at the time and manner described in the relevant prospectus supplement. (Indenture Section 301)

Notices

We and the trustee will send notices regarding the debt securities only to registered holders, using their addresses as listed in the trustee’s records. (Indenture Sections 101 and 106) With respect to who is a registered “holder” for this purpose, see “Ownership and Book-Entry Issuance”.

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to holders will be repaid to us. After that two-year period, holders may look to us for payment and not to the trustee or any other paying agent. (Indenture Section 1003)

Mergers and Similar Events

Under the indentures, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell or lease substantially all of our assets to another entity, or to buy or lease substantially all of the assets of another entity. However, we may not take any of these actions unless all the following conditions are met:

•
When we merge, amalgamate, consolidate or otherwise are combined with, or acquired by, another entity or sell or lease substantially all of our assets, the surviving, resulting or acquiring entity must be a properly organized entity and must be legally responsible for the debt securities, whether by agreement, operation of law or otherwise.

•
The merger, amalgamation, consolidation, other combination, sale or lease of assets must not cause a default on the debt securities. A default for this purpose would include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

If the conditions described above are satisfied with respect to any series of debt securities, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell substantially all of our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control but in which we do not merge or consolidate and any transaction in which we sell less than substantially all of our assets. It is possible that this type of transaction may result in a reduction in our credit rating, may reduce our operating results or may impair our financial condition. Holders of our debt securities, however, will have no approval right with respect to any transaction of this type.

Modification and Waiver of the Debt Securities

There are four types of changes we can make to either indenture and the debt securities issued under that indenture.

1.  Changes Requiring Approval of All Holders. First, there are changes that cannot be made to the indenture or the debt securities without specific approval of each holder of a debt security affected in any material respect by the change under a particular debt indenture. The following is a list of those types of changes:

•	change the stated maturity of the principal or reduce the interest on a debt security;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security (including the amount payable on an original issue discount security) following a default;

•	change the currency of payment on a debt security;

•	change the place of payment for a debt security;

•	impair a holder’s right to sue for payment;

•	impair the holder’s right to require repurchase on the original terms of those debt securities that provide a right of repurchase;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults; or

•	modify any other aspect of the provisions dealing with modification and waiver of the indenture. (Indenture Section 902)

2.  Changes Requiring a Majority Vote. The second type of change to the indenture and the debt securities is the kind that requires a vote in favor of the change by holders of debt securities owning not less than a majority of the principal amount of the particular series affected. Most changes, including any change or elimination of any provision of the indenture and any modification of any right of the noteholders, require a majority vote. A smaller class of changes does not require a majority vote including clarifying changes and other changes that would not adversely affect in any material respect holders of the debt securities. (Indenture Section 901) We may also obtain a waiver of a past default from the holders of debt securities owning a majority of the principal amount of the particular series affected. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category described above under “— Changes Requiring Approval of All Holders” unless we obtain the individual consent of each holder to the waiver. (Indenture Section 513)

3.  Changes Not Requiring Approval. The third type of change to the indenture and the debt securities does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that would not adversely affect in any material respect holders of the debt securities. (Indenture Section 901)

4.  We may also make changes or obtain waivers that do not adversely affect in any material respect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of that debt security; we need only obtain any required approvals from the holders of the affected debt securities.

Modification of Subordination Provisions. We may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect in any material respect the outstanding subordinated debt securities of any one or more series without the consent of the holders of a majority of the principal amount of all affected series, voting together as one class. We may not modify the subordinated debt indenture or any terms of any outstanding subordinated debt securities in a manner that would affect the regulatory capital classification of the subordinated debt securities under the guidelines for capital adequacy requirements for banks in Canada without the consent of the Superintendent of Financial Institutions (Canada) (the “Superintendent”).

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•
For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

•	For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement.

•	For debt securities denominated in one or more non-U.S. currencies or currency units, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have given a notice of redemption and deposited or set aside in trust for the holders money for the payment or redemption of the debt securities. Debt securities will also not be eligible to vote if they have been fully defeased as described below under “— Defeasance — Full Defeasance”. (Indenture Section 1402)

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If the trustee or we set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding securities of that series on the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. (Indenture Sections 104 and 512)

Book-entry and other indirect holders should consult their banks, brokers or other financial institutions for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Special Provisions Related to the Subordinated Debt Securities

The subordinated debt securities issued under the subordinated debt indenture will be our direct unsecured obligations constituting subordinated indebtedness for the purpose of the Bank Act (Canada) and will therefore rank subordinate to our deposits. Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on these securities.

If we become insolvent or are wound-up, the subordinated debt securities will rank equally and ratably with, but not prior to, all other subordinated debt and subordinate in right of payment to the prior payment in full of (i) our indebtedness then outstanding, other than subordinated indebtedness, and (ii) all indebtedness to which our other subordinated indebtedness is subordinate in right of payment to the same extent as such other subordinated indebtedness. As of October 31, 2015, we had approximately $1,003 billion of senior indebtedness, including deposits, outstanding, which would rank ahead of the subordinated debt securities. The only outstanding subordinated indebtedness issued to date has been issued pursuant to:

•	our indentures with Computershare Trust Company of Canada, dated October 1, 1984, June 6, 1986 and June 18, 2004, as supplemented from time to time;

•
our amended and restated issue and paying agency agreement with Royal Bank of Canada, London branch, Fortis Banque Luxembourg S.A., ING Belgium S.A./N.V., Royal Bank of Canada (Suisse) and Royal Bank of Canada, Toronto branch, dated July 14, 2006, as supplemented from time to time; and

•	a trust deed between RBC Royal Bank (Trinidad & Tobago) Limited and RBC Trust (Trinidad & Tobago) Limited dated November 1, 2012 in respect of the issuance of debentures by our subsidiary.

For these purposes, “indebtedness” at any time means:

(i)           the deposit liabilities of the Bank at such time; and

(ii)           all other liabilities and obligations of the Bank to third parties (other than fines or penalties which pursuant to the Bank Act (Canada) are a last charge on the assets of the Bank in the case of insolvency of such bank and obligations to shareholders of such bank) which would entitle such third parties to participate in a distribution of the Bank’s assets in the event of the insolvency or winding-up of the Bank.

For these purposes, “subordinated indebtedness” at any time means:

(i)           the liability of the Bank in respect of the principal of and premium, if any, and interest on its outstanding subordinated indebtedness outlined above;

(ii)           any indebtedness which ranks equally with and not prior to the outstanding subordinated indebtedness, in right of payment in the event of the insolvency or winding-up of the Bank and which, pursuant to the terms of the instrument evidencing or creating the same, is expressed to be subordinate in right of payment to all indebtedness to which the outstanding subordinated indebtedness is subordinate in right of payment to at least the same extent as the outstanding subordinated indebtedness is subordinated thereto pursuant to the terms of the instrument evidencing or creating the same;

(iii)           any indebtedness which ranks subordinate to and not equally with or prior to the outstanding subordinated indebtedness, in right of payment in the event of the insolvency or winding-up of the Bank and which, pursuant to the terms of the instrument evidencing or creating the same, is expressed to be subordinate in right of payment to all indebtedness to which the outstanding subordinated indebtedness is subordinate in right of payment to at least the same extent as the outstanding subordinated indebtedness is subordinate pursuant to the terms of the instrument evidencing or creating the same; and

 (iv)           the subordinated debt securities, which will rank equally to the Bank’s outstanding subordinated indebtedness.

The subordination provisions of the subordinated debt indenture will be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Non-Viability Contingent Capital Provisions

In accordance with capital adequacy requirements adopted by the Office of the Superintendent of Financial Institutions Canada (“OSFI”), in order to qualify as regulatory capital, non-common capital instruments issued after January 1, 2013, including subordinated debt securities, must include terms providing for the full and permanent conversion of such securities into common shares of the Bank upon the occurrence of a “Non-Viability Trigger Event” (“Non-Viability Contingent Capital Provisions”).

“Non-Viability Trigger Event” has the meaning set out in the OSFI Guideline for Capital Adequacy Requirements (CAR), Chapter 2 ‒ Definition of Capital, effective January 2013, as such term may be amended or superseded by OSFI from time to time, which term currently provides that each of the following constitutes a Non-Viability Trigger Event:

•
the Superintendent publicly announces that the Bank has been advised, in writing, that the Superintendent is of the opinion that the Bank has ceased, or is about to cease, to be viable and that, after the conversion of all contingent instruments and taking into account any other factors or circumstances that are considered relevant or appropriate, it is reasonably likely that the viability of the Bank will be restored or maintained; or

•
a federal or provincial government in Canada publicly announces that the Bank has accepted or agreed to accept a capital injection, or equivalent support, from the federal government or any provincial government or political subdivision or agent or agency thereof without which the Bank would have been determined by the Superintendent to be non-viable.

The specific terms of any Non-Viability Contingent Capital Provisions for any subordinated debt securities that we issue under this prospectus will be described in one or more prospectus supplements relating to such securities. If subordinated debt securities issued under the subordinated debt indenture are converted into common shares in accordance with Non-Viability Contingent Capital Provisions, the rights, terms and conditions of such securities, including with respect to priority and rights on liquidation, will no longer be relevant as all such securities will have been converted on a full and permanent basis into common shares ranking on parity with all other outstanding common shares of the Bank. The Non-Viability Contingent Capital Provisions do not apply to senior debt securities offered under this prospectus.

The Non-Viability Contingent Capital Provisions of the subordinated indenture will be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Defeasance

Unless otherwise specified in the applicable prospectus supplement, the following discussion of full defeasance and covenant defeasance will be applicable to each series of debt securities that is denominated in U.S. dollars and has a fixed rate of interest and will apply to other series of debt securities if we so specify in the prospectus supplement. (Indenture Section 1401)

Full Defeasance. If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities, called full defeasance, if we put in place the following other arrangements for holders to be repaid:

•
We must deposit in trust for the benefit of all holders of the debt securities a combination of money and notes or bonds of the U.S. government or a U.S. government agency or U.S. government-sponsored entity (the obligations of which are backed by the full faith and credit of the U.S. government) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•
There must be a change in current U.S. federal tax law or an Internal Revenue Service (“IRS”) ruling that lets us make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. (Under current federal tax law, the deposit and our legal release from the obligations pursuant to the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.)

•
We must deliver to the trustee a legal opinion of our counsel confirming the tax-law change described above and that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would be the case if such deposit, defeasance and discharge had not occurred. (Indenture Sections 1402 and 1404)

•	In the case of the subordinated debt securities, the following requirement must also be met:

•	No event or condition may exist that, under the provisions described under

“— Subordination Provisions” above, would prevent us from making payments of principal, premium or interest on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the event of any shortfall. Subject to the foregoing conditions, and notwithstanding that a full defeasance may be authorized pursuant to the subordinated debt indenture in respect of a series of subordinated debt securities, the Bank will not take such action in respect of a series of subordinated debt securities until at least the fifth anniversary of the date of issuance of such series.

Covenant Defeasance. Even without a change in current U.S. federal tax law, we can make the same type of deposit as described above, and we will be released from the restrictive covenants under the debt securities that may be described in the prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of these covenants but would gain the protection of having money and U.S. government or U.S. government agency notes or bonds set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

•
We must deposit in trust for the benefit of all holders of the debt securities a combination of money and notes or bonds of the U.S. government or a U.S. government agency or U.S. government sponsored entity (the obligations of which are backed by the full faith and credit of the U.S. government) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•
We must deliver to the trustee a legal opinion of our counsel confirming that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would be the case if such deposit and covenant defeasance had not occurred.

If we accomplish covenant defeasance, certain provisions of the indenture and the debt securities would no longer apply:

•	Covenants applicable to the series of debt securities and described in the prospectus supplement.

•	Any events of default relating to breach of those covenants.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurs (such as a bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. (Indenture Sections 1403 and 1404)

Events of Default

You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

What is an Event of Default?

Under the senior debt indenture, the term “Event of Default” means any of the following:

•	We do not pay the principal of or any premium on a debt security.

•	We do not pay interest on a debt security within 30 days of its due date.

•
We become insolvent or bankrupt or subject to the provisions of the Winding-Up and Restructuring Act (Canada), we go into liquidation either voluntarily or under an order of a court of competent jurisdiction, or we otherwise acknowledge our insolvency.

•	Any other event of default described in the prospectus supplement occurs. (Indenture Section 501)

Under the subordinated debt indenture, the term “Event of Default” means any of the following:

•
We become insolvent or bankrupt or subject to the provisions of the Winding-Up and Restructuring Act (Canada), we go into liquidation either voluntarily or under an order of a court of competent jurisdiction, or we otherwise acknowledge our insolvency.

•	Any other event of default described in the prospectus supplement occurs. (Indenture Section 501)

Remedies If an Event of Default Occurs. If an Event of Default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use its rights and powers under the indentures, and to use the same degree of care and skill in doing so that a prudent person would use in that situation in conducting his or her own affairs. If an Event of Default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series (or, in the case of original issue discount securities, the portion of the principal amount that is specified in the terms of the affected debt security) to be due and immediately payable. This is called a declaration of acceleration of maturity. However, a declaration of acceleration of maturity may be cancelled, but only before a judgment or decree based on the acceleration has been obtained, by the holders of at least a majority in principal amount of the debt securities of the affected series. If you are the holder of a subordinated debt security, the principal amount of the subordinated debt security will not be paid and may not be required to be paid at any time prior to the relevant maturity date, except in the event of our insolvency or winding-up. (Indenture Section 502)

You should read carefully the prospectus supplement relating to any series of debt securities which are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount securities upon the occurrence of an event of default and its continuation.

Except in cases of default in which the trustee has the special duties described above, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability called an indemnity. (Indenture Section 603) If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture with respect to the debt securities of that series. (Indenture Section 512)

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	the holder of the debt security must give the trustee written notice that an event of default has occurred and remains uncured;

•
the holders of 25% in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action; and

•	the trustee must have not taken action for 90 days after receipt of the above notice and offer of indemnity. (Indenture Section 507)

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date. (Indenture Section 508)

Book-entry and other indirect holders should consult their banks, brokers or other financial institutions for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

We will give to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default. (Indenture Section 1004)

Ownership and Book-Entry Issuance

In this section, we describe special considerations that will apply to registered securities issued in global i.e., book-entry, form. First we describe the difference between registered ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

Who is the Registered Owner of a Security?

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing securities. We refer to those who have securities registered in their own names, on the books that we or the trustee maintain for this purpose, as the “registered holders” of those securities. Subject to limited exceptions, we and the trustee are entitled to treat the registered holder of a security as the person exclusively entitled to vote, to receive notices, to receive any interest or other payment in respect of the security and to exercise all the rights and powers as an owner of the security. We refer to those who own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not registered holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners. Unless otherwise noted in your prospectus supplement, we will issue each security in book-entry form only. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under each indenture (and the Bank Act (Canada) in the case of subordinated indebtedness), subject to limited exceptions, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not registered holders, of the securities.

Street Name Owners. We may terminate an existing global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will, subject to limited exceptions, recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not registered holders, of those securities.

Registered Holders. Subject to limited exceptions, our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any other third parties employed by us, run only to the registered holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the registered holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose — for example, to amend the indenture for a series of debt securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture — we would seek the approval only from the registered holders, and not the indirect owners, of the relevant securities. Whether and how the registered holders contact the indirect owners is up to the registered holders.

When we refer to “you” in this prospectus, we mean all purchasers of the securities being offered by this prospectus, whether they are the registered holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners. If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What is a Global Security?

Unless otherwise noted in the applicable prospectus supplement, we will issue each security in book-entry form only. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more. Each series of securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	Euroclear System, which is known as “Euroclear”;

•	Clearstream Banking, société anonyme, Luxembourg, which is known as “Clearstream”;

•	CDS Clearing and Depository Services Inc., which is known as “CDS”; and

•	any other clearing system or financial institution named in the prospectus supplement.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear, Clearstream or CDS, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “— Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated”. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities. As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s bank, broker, financial institution or other intermediary through which it holds its interest (e.g., Euroclear, Clearstream or CDS, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•
an investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•
an investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “— Who Is the Registered Owner of a Security?”;

•	an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•
an investor may not be able to pledge his or her interest in a global security in circumstances in which certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•
the depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We and the trustee will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•
the depositary may require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your bank, broker or other financial institution may require you to do so as well; and

•
financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear, Clearstream or CDS, when DTC is the depositary, Euroclear, Clearstream or CDS, as applicable, may require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated. If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “— Who Is the Registered Owner of a Security?”.

The special situations for termination of a global security are as follows:

•
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to these debt securities and has not been cured or waived.

DTC’s current rules provide that it would notify its participants of a request by us to terminate a global security, but will withdraw beneficial interests from the global security only at the request of each DTC participant.

If a global security is terminated, only the depositary, and neither we nor the trustee for any debt securities is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the registered holders of those securities.

Considerations Relating to DTC

DTC has informed us as follows:

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the post-trade settlement among DTC participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between DTC participants’ accounts. This eliminates the need for physical movement of securities certificates. DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

Purchases of securities within the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual acquirer of new securities is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, the securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to its direct participants, by its direct participants to indirect participants, and by its direct and indirect participants to beneficial owners of the securities will be governed by arrangements among them, respectively, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Distribution payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s usual practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or agent on the relevant payment date in accordance with their respective holdings shown on DTC’s records. Payments by DTC participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participants and not of DTC, the agent or the issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to Cede & Co. (or other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or agent, disbursements of such payments to direct participants are the responsibility of DTC, and disbursements of such payments to the beneficial owners are the responsibility of direct and indirect participants.

DTC may discontinue providing its services as depository with respect to the securities at any time by giving reasonable notice to the issuer or agent. Under such circumstances, in the event that a successor depository is not obtained, security certificates are required to be printed and delivered.

The Bank may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, security certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearing systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those clearing systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations Relating to Transactions in Euroclear and Clearstream. Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those clearing systems only on days when those systems are open for business. These clearing systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these clearing systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

Considerations Relating to CDS

The information concerning CDS has been taken from, or is based upon, publicly available documents. CDS is Canada’s national securities clearing and depository services organization. Functioning as a service utility for the Canadian financial community, CDS provides a variety of computer automated services for financial institutions and investment dealers active in Canadian and international capital markets. CDS participants (“CDS Participants”) include banks, investment dealers and trust companies, and may include underwriters which participate in the distribution of the securities. Indirect access to CDS is available to other organizations that clear through or maintain a custodial relationship with a CDS Participant. Payments, deliveries, transfers, exchanges, notices and other actions relating to the securities made through CDS may only be processed through CDS Participants and must be completed in accordance with existing CDS rules and procedures. CDS operates in Montreal, Toronto, Calgary and Vancouver to centralize securities clearing functions through a central securities depository.

CDS is wholly owned by The Canadian Depositary for Securities Limited, a private corporation owned by TMX Group Limited, a reporting issuer in Canada. CDS is the clearing house for equity trading on both the Toronto and Montreal stock exchanges and also clears a substantial volume of “over-the-counter” trading in equities and bonds.

CDS may be a depositary for a global security. In addition, if DTC is the depositary for a global security, CDS may, on behalf of CDS Participants, hold an interest in the global security.

As long as any global security is held by CDS, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in CDS. If CDS is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

CDS could change its rules and procedures at any time. We have no control over CDS or its participants, and we take no responsibility for its activities. Transactions between participants in CDS, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

The Trustee

The Bank of New York Mellon, as successor to the corporate trust business of JPMorgan Chase Bank, N.A., serves as the trustee for our senior debt securities. The Bank of New York Mellon also serves as the trustee for our subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or both of the indentures, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded. From time to time, we and our affiliates have conducted commercial banking, financial and other transactions with The Bank of New York Mellon and its respective affiliates for which fees have been paid in the ordinary course of business. We may conduct these types of transactions with each other in the future and receive fees for services performed.

DESCRIPTION OF COMMON SHARES

Set forth below is a summary of the material terms of the Bank’s common shares and certain provisions of the Bank Act (Canada) and the Bank’s amended and restated by-laws as they relate to the Bank’s common shares. The following summary is not complete and is qualified in its entirety by the Bank Act (Canada), the Bank’s amended and restated by-laws and the actual terms and conditions of such shares.

Authorized Share Capital

The Bank’s authorized share capital consists of an unlimited number of common shares without nominal or par value and an unlimited number of first preferred shares and second preferred shares without nominal or par value, issuable in series, which classes may be issued for a maximum consideration of C$20 billion and C$5 billion, respectively. As of November 27, 2015, the Bank had issued and outstanding 1,485,401,829 common shares and 275,000 first preferred shares. There are no second preferred shares currently outstanding.

Voting, Dividend and Winding Up Rights of Holders of Common Shares

The holders of the Bank’s common shares are entitled to vote at all meetings of shareholders, except meetings at which only holders of a specified class, other than common shares, or series of shares are entitled to vote. The holders of common shares are entitled to receive dividends as and when declared by the board of directors, subject to the preference of the preferred shares. After payment to the holders of the preferred shares of the amount or amounts to which they may be entitled, and after payment of all outstanding debts, the holders of the common shares will be entitled to receive any remaining property upon liquidation, dissolution or winding-up of the Bank.

Limitations Affecting Holders of Common Shares

The Bank Act (Canada) contains restrictions (which are subject to any orders that may be issued by the Governor in Council of Canada) on the issue, transfer, acquisition, beneficial ownership and voting of all shares of a chartered bank. The following is a summary of such restrictions.

Subject to certain exceptions contained in the Bank Act (Canada), no person may be a major shareholder of a bank having equity of $12 billion or more (which includes the Bank). A person is a major shareholder if:

(a)           the aggregate of the shares of any class of voting shares of the bank beneficially owned by that person, by entities controlled by that person and by any person associated or acting jointly or in concert with that person is more than 20% of that class of voting shares, or

(b)           the aggregate of shares of any class of non-voting shares of the bank beneficially owned by that person, by entities controlled by that person and by any person associated or acting jointly or in concert with that person is more than 30% of that class of non-voting shares.

Additionally, no person may have a significant interest in any class of shares of a bank (including the Bank) unless the person first receives the approval of the Minister of Finance of Canada. For purposes of the Bank Act (Canada), a person has a significant interest in a class of shares of a bank where the aggregate of any shares of the class beneficially owned by that person, by entities controlled by that person and by any person associated or acting jointly or in concert with that person exceeds 10% of all of the outstanding shares of that class of shares of such bank.

In addition, the Bank Act (Canada) prohibits a bank from purchasing or redeeming any of its shares or paying any dividends if there are reasonable grounds for believing the bank is, or the payment would cause the bank to be, in contravention of the Bank Act (Canada) requirement to maintain, in relation to its operations, adequate capital and appropriate forms of liquidity and to comply with any regulations or directions of the Superintendent of Financial Institutions (Canada) in relation thereto.

Subject to any orders that may be issued by the Governor in Council of Canada, the Bank Act (Canada) also prohibits the registration of a transfer or issue of any shares of a Canadian bank to any government or governmental agency of Canada or any province of Canada, or to any government of any foreign country, or any political subdivision, or agency of any foreign country. Under the Bank Act (Canada), the Bank cannot redeem or purchase any shares for cancellation unless the prior consent of the Superintendent has been obtained.

Amendments to the Rights, Privileges, Restrictions and Conditions of Common Shares

Under the Bank Act (Canada), the rights of holders of the Bank’s shares can be changed by the board of directors of the Bank by making, amending or repealing the by-laws of the Bank. The board of directors of the Bank must submit such a by-law, or amendment to or repeal of a by-law, to the shareholders of the Bank in accordance with the procedures of the Bank Act (Canada) and the by-laws of the Bank, and the shareholders must approve the by-law, amendment to or repeal of the by-law, by special resolution to be effective. Under the Bank Act (Canada), a special resolution is a resolution passed by not less than two-thirds of the votes cast by or on behalf of the shareholders who voted in respect of that resolution or signed by all the shareholders entitled to vote on that resolution. In some circumstances, the Bank Act (Canada) mandates that holders of shares of a class or a series are entitled to vote separately as a class or series on a proposal to amend the by-laws of the Bank.

TAX CONSEQUENCES

UNITED STATES TAXATION

This section describes the material United States federal income tax consequences of owning and disposing of debt securities that we will offer. However, this section is only applicable to debt securities that are not subject to Non-Viability Contingent Capital Provisions of the type discussed above under “Special Provisions Related to the Subordinated Debt Securities.” The tax treatment of debt securities that are subject to such a provision  will be discussed in the applicable prospectus supplement or pricing supplement.

This section is the opinion of Sullivan & Cromwell LLP, our United States federal income tax counsel. It applies to you only if you acquire debt securities in an offering and you hold debt securities as capital assets for tax purposes. This section does not apply to persons other than U.S. holders (as defined below). The ownership of debt securities that pay interest from sources within the United States may give rise to material United States federal income tax consequences to persons other than U.S. holders. If a particular offering of debt securities is expected to pay interest from sources within the United States, the applicable supplement will specify that fact and may discuss the material United States federal income tax consequences to persons other than U.S. holders of owning such debt securities. This section does not apply to you if you are a member of a special class of holders subject to special rules, including:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a tax-exempt organization;

•	a life insurance company;

•	a person that owns debt securities that are a hedge or that are hedged against interest rate or currency risks;

•	a person that holds debt securities as part of a straddle or conversion transaction;

•	a person that purchases or sells debt securities as part of a wash sale for tax purposes;

•	a person whose functional currency is not the U.S. dollar;

•	a person subject to the alternative minimum tax; or

•	a bank.

This section is based on the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), its legislative history, existing and proposed regulations, published rulings and court decisions, as well as on the income tax treaty between the United States of America and Canada. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the debt securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the debt securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the debt securities.

You are urged to consult your own tax advisor regarding the United States federal, state and local and other tax consequences of owning and disposing of debt securities offered under the prospectus in your particular circumstances.

This section describes the material United States federal income tax consequences of owning debt securities to a U.S. holder. You are a U.S. holder if you are a beneficial owner of debt securities and you are:

•	a citizen or resident of the United States;

•
a domestic corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or of any subdivision thereof;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•
a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

This section deals only with debt securities that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning debt securities with a term of more than 30 years, indexed notes that are not treated as debt for tax purposes or that are treated as contingent payment debt obligations for tax purposes will be discussed in the applicable supplement and will not, unless otherwise specified in the applicable supplement, be taxed in accordance with the discussion in this section.

Payments of Interest

Except as described below in the case of interest on a discount debt security that is not qualified stated interest, each as defined below under “— Original Issue Discount — General,” you will be taxed on any interest on your debt securities, whether payable in U.S. dollars or a foreign currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for United States tax purposes.

Unless the applicable supplement states otherwise, debt securities will, for United States federal income tax purposes, be accounted for as being issued by the Bank or one of its non-U.S. affiliates, rather than by a U.S. branch or subsidiary. Assuming this treatment is respected, interest paid by us on such debt securities and original issue discount, if any, included in income with respect to such debt securities (as described below under “— Original Issue Discount”) will generally be income from sources outside the United States, subject to the rules regarding the foreign tax credit allowable to a U.S. holder. Under the foreign tax credit rules, interest and original issue discount included in income from sources outside the United States will depending on your circumstances, be either “passive” or “general” income for purposes of computing the foreign tax credit. If, on the contrary, a particular offering of debt securities is expected to pay interest from sources within the United States, the applicable supplement will state that fact. Interest from sources within the United States is not foreign source income for purposes of computing the foreign tax credit.

Cash Basis Taxpayers. If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you would recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Accrual Basis Taxpayers. If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you would determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method, it would apply to all foreign currency debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all foreign currency debt instruments that you subsequently acquire. You may not revoke this election without the consent of the IRS.

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Original Issue Discount

General. If you own a debt security, other than a debt security with a term of one year or less, it would be treated as a discount debt security issued at an original issue discount (“OID”) if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price equals or is more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable in cash or property, other than debt instruments of the Bank, at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed under “— Variable Rate Debt Securities”.

In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 1/4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you would include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “— Election to Treat All Interest as Original Issue Discount”. You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made

divided by:

•	the stated principal amount of the debt security.

Generally, if your discount debt security matures more than one year from its date of issue, you would include OID in income before you receive cash attributable to that income. The amount of OID that you would include in income is calculated using a constant-yield method, and generally you would include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of OID that you would include in income by adding the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity; and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount debt security’s issue price and any accrued OID for each prior accrual period; and then

•	subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you would allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you would increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest; and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium. If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “— General”, the excess is acquisition premium. If you do not make the election described below under “— Election to Treat All Interest as Original Issue Discount”, then you would reduce the daily portions of OID by a fraction equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

Pre-Issuance Accrued Interest. An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date; and

•	the payment would equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

Debt Securities Subject to Contingencies, Including Optional Redemption. Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you would determine the yield and maturity of your debt security by assuming that the payments would be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you would include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•
in the case of an option or options that we may exercise, we would be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security; and

•
in the case of an option or options that you may exercise, you would be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules would apply to each option in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you would redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under “— General”, with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “— Debt Securities Purchased at a Premium”, or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security would equal your cost;

•	the issue date of your debt security would be the date you acquired it; and

•	no payments on your debt security would be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you would be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount note, you would be treated as having made the election discussed below under “— Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the IRS.

Variable Rate Debt Securities. Your debt security would be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:

•	0.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date; or

•	15 percent of the total noncontingent principal payments; and

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

•	one or more qualified floating rates;

•	a single fixed rate and one or more qualified floating rates;

•	a single objective rate; or

•	a single fixed rate and a single objective rate that is a qualified inverse floating rate; and

•
the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day

Your debt security would have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate either:

•	multiplied by a fixed multiple that is greater than 0.65 but not more than 1.35; or

•	multiplied by a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security would not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security as the case may be.

Your debt security would have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate; and

•
the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the Bank or a related party.

Your debt security would not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term would be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate; and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security would also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points; or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period provided certain requirements are satisfied, all stated interest on your debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally would determine the interest and OID accruals on your debt security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security;

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above;

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument; and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally would determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate debt security would be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Debt Securities. In general, if you are an individual or other cash basis U.S. holder of a short-term debt security, you are not required to accrue OID for United States federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you would be required to accrue OID on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term debt security would be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you would be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Foreign Currency Discount Notes. If your discount note is denominated in, or determined by reference to, a foreign currency, you would determine OID for any accrual period on your discount note in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated interest accrued by an accrual basis U.S. holder, as described under “— U.S. Holders — Payments of Interest”. You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your note.

Market Discount

You would be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if:

•	you purchase your debt security for less than its issue price as determined above under “— Original Issue Discount — General”; and

•
the difference between the debt security’s stated redemption price at maturity or, in the case of a discount debt security, the debt security’s revised issue price (i.e., the issue price increased by the amount of accrued OID), and the price you paid for your debt security is equal to or greater than 1/4 of 1 percent of your debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any OID that has accrued on your debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 1/4 of 1 percent multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it would apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the IRS. If you own a market discount debt security and do not make this election, you would generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

If you own a market discount debt security, the market discount would accrue on a straight-line basis unless an election is made to accrue market discount using a constant-yield method. If you make this election, it would apply only to the debt security with respect to which it is made and you may not revoke it. You would, however, not include accrued market discount in income unless you elect to do so as described above.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount that is in excess of its principal amount (or, in the case of a discount debt security, in excess of its stated redemption price at maturity), you may elect to treat the excess as amortizable bond premium. If you make this election, you would reduce the amount required to be included in your income each year with respect to interest on your debt security by the amount of amortizable bond premium allocable to that year, based on a constant yield method. If your debt security is denominated in, or determined by reference to, a foreign currency, you would compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium would reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it would apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the IRS. See also “— Original Issue Discount — Election to Treat All Interest as Original Issue Discount”.

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security adjusted by:

•	adding any OID or market discount previously included in income with respect to your debt security; and then

•	subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium applied to reduce interest on your debt security.

If you purchase your debt security with foreign currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer or an accrual basis taxpayer if you so elect and your debt security is traded on an established securities market, as defined in the applicable Treasury regulations, the U.S. dollar cost of your debt security would be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and your adjusted tax basis in your debt security. If your debt security is sold or retired for an amount in foreign currency, the amount you realize would be the U.S. dollar value of such amount on the date the debt security is disposed of or retired, except that in the case of a debt security that is traded on an established securities market, as defined in the applicable Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, would determine the amount realized based on the U.S. dollar value of the foreign currency on the settlement date of the sale or retirement.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

•	described above under “— Original Issue Discount — Short-Term Debt Securities” or “— Market Discount”; or

•	attributable to changes in exchange rates as described below.

Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates where the property is held for more than one year.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Exchange of Amounts in other than U.S. Dollars

If you receive foreign currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in such foreign currency would equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally would have a tax basis equal to the U.S. dollar value of such foreign currency on the date of your purchase. If you sell or dispose of foreign currency, including if you use it to purchase debt securities or exchange them for U.S. dollars, any gain or loss recognized generally would be ordinary income or loss.

Medicare Tax

A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income generally includes its interest income and its net gains from the disposition of debt securities, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the debt securities.

Indexed Debt Securities and Exchangeable Debt Securities

The applicable supplement will discuss any special United States federal income tax rules with respect to indexed notes, other debt securities that are subject to the rules governing contingent payment obligations and debt securities exchangeable for stock or securities of the Bank or another entity or entities, into the cash value therefore or into any combination of the above.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the debt securities are denominated in a foreign currency, a U.S. holder (or a U.S. alien holder that holds the debt securities in connection with a U.S. trade or business) that recognizes a loss with respect to the debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on IRS Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of debt securities.

Information With Respect to Foreign Financial Assets

A U.S. holder who, during any taxable year, holds any interest in “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with his or her tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. Holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the debt securities.

Information Reporting and Backup Withholding

If you are a noncorporate U.S. holder and not otherwise an exempt recipient, information reporting requirements, on IRS Form 1099, generally would apply to:

•
all payments of principal, any premium and interest on a debt security within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and the accrual of OID on a discount debt security. In addition, we and other payors are required to report to the IRS any payment of proceeds of the sale of your debt security before maturity within the United States

Additionally, backup withholding would apply to such payments, including the accrual of OID on a discount debt security, if you are a noncorporate U.S. holder that:

•
fails to provide an accurate taxpayer identification number, or is notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or in certain circumstances, fails to comply with applicable certification requirements.

Payment of the proceeds from the sale of a debt security effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a debt security that is effected at a foreign office of a broker would generally be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States;

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address; or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations.

In addition, a sale of a debt security effected at a foreign office of a broker would generally be subject to information reporting if the broker is:

•	a United States person;

•	a controlled foreign corporation for United States tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

•	such foreign partnership is engaged in the conduct of a United States trade or business.

Backup withholding would apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by timely filing a refund claim with the IRS.

Information With Respect to FATCA

Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (“FATCA”), impose a new reporting regime and potentially a 30% withholding tax with respect to certain payments to (i) any non-U.S. financial institution (a “foreign financial institution”, or “FFI” (as defined by FATCA)) that is receiving a payment on an investor’s behalf that does not become a “Participating FFI” by entering into an agreement with the IRS to provide the IRS with certain information in respect of its account holders and investors or is not otherwise exempt from or in deemed compliance with FATCA and (ii) in certain instances, an investor who does not provide information sufficient to determine whether the investor is a U.S. person or in the case of certain non-financial non-exempt entities does not provide information sufficient to determine whether the investor has substantial U.S. owners. The Bank is classified as an FFI. The Bank anticipates that any Securities issued in global form will be held by FFIs that are not non-Participating FFIs but there is no guarantee that a custodian or broker through which an investor holds a Security will not be a non-Participating FFI.

The new withholding regime is now in effect for payments from sources within the United States and will apply to “foreign passthru payments” (a term not yet defined) no earlier than January 1, 2019. This withholding would only apply to payments in respect of any debt securities that are issued on or after the date that is six months after the date on which final U.S. Treasury regulations defining the term “foreign passthru payment” are published in the U.S. Federal Register. If a debt security is issued on or after such date, the application of FATCA to such debt security will be disclosed in the applicable pricing supplement.

The United States and a number of other jurisdictions, including Canada, have entered into intergovernmental agreements to facilitate the implementation of FATCA (each, an “IGA”). These rules generally limit instances when FATCA withholding is required. Nevertheless, these IGAs currently contain no rules regarding the withholding, if any, that may be required on foreign passthru payments.

FATCA is particularly complex and its application is uncertain at this time. The above description is based in part on regulations, official guidance and IGAs, all of which are subject to amendment or further interpretation by one or more governments or governmental agencies. Prospective investors should consult their tax advisers on how these rules may apply to the Bank and to payments they may receive in connection with the Securities.

CANADIAN TAXATION

In the opinion of Norton Rose Fulbright Canada LLP, Canadian tax counsel to the Bank, the following summary describes the material Canadian federal income tax considerations under the Income Tax Act (Canada) (the “Act”) and Income Tax Regulations (the “Regulations”) generally applicable to a holder of debt securities who acquires debt securities in the original offering, and who, for purposes of the Act and at all relevant times, (i) is not resident and is not deemed to be resident in Canada; (ii) acquires and holds the debt securities and will hold the common shares acquired on an conversion (as applicable) as capital property (iii) deals at arm’s length with the Bank and any Canadian resident (or deemed Canadian resident) to whom the holder assigns or otherwise transfers the debt securities; (iv) is not affiliated with the Bank, (v) does not use or hold and is not deemed to use or hold debt securities or the common shares in or in the course of carrying on a business in Canada; (vi) is entitled to receive all payments made in respect of the debt securities; (vii) is not, and deals at arm’s length with each person who is, a “specified shareholder” (as defined in subsection 18(5) of the Act) of the Bank; and (viii) is not an insurer carrying on an insurance business in Canada and elsewhere (a “Non-resident Holder”).  Generally, the debt securities and the common shares acquired on an conversion will constitute capital property to a holder provided that the holder does not hold the debt securities or common shares (as applicable) in the course of carrying on a business of buying and selling securities and does not acquire them as part of an adventure or concern in the nature of trade.

This summary is based upon the provisions of the Act and the Regulations in force on the date hereof, proposed amendments to the Act and the Regulations in a form publicly announced prior to the date hereof by or on behalf of the Minister of Finance (Canada) (included for this purpose in the reference to the Act and Regulations), and the current administrative practices and policies published in writing by the Canada Revenue Agency (the “CRA”). This summary assumes that such proposed amendments will be enacted as currently proposed but no assurance can be given that this will be the case.  This summary does not take into account or anticipate any other changes in law, whether by legislative, governmental or judicial action or interpretation, nor does it take into account provincial, territorial or foreign income tax legislation. Subsequent developments could have a material effect on the following description.

It is the intention of the Bank that the terms and conditions of any debt security, and in particular, any underlying security of such debt security, will not cause the debt security to be “taxable Canadian property” (within the meaning of the Act).

Canadian federal income tax considerations applicable to debt securities may be described particularly, when such debt securities are offered, in the applicable supplement related thereto. In the event the Canadian federal income tax considerations are described in such supplement, the following description will be superseded by the description in the supplement to the extent indicated therein.

This summary is not intended to be, nor should it be considered to be, legal or tax advice to any particular person including any Non-resident Holder. This summary describes only the Canadian federal withholding tax considerations associated with a Non-resident Holder acquiring, holding and disposing of a debt security and a common share acquired on a conversion and does not describe any other Canadian federal income tax considerations which may be relevant to a prospective investor’s decision to acquire debt securities pursuant to the original offering.  Prospective investors, including Non-resident Holders, should consult their own legal and/or tax advisers with respect to their particular circumstances.

In general, for the purpose of the Act, all amounts not otherwise expressed in Canadian dollars must be converted into Canadian dollars based on the daily noon rate as quoted by the Bank of Canada for the applicable day or such other rate of exchange that is acceptable to the Minister of National Revenue (Canada).

Interest on Debt Securities

Interest paid or credited or deemed for purposes of the Act to be paid or credited on a debt security (including amounts on account or in lieu of payment of, or in satisfaction of, interest, any amount paid at maturity in excess of the principal amount and interest deemed to be paid on the debt security in certain cases involving the assignment or other transfer of the debt security to a resident or deemed resident of Canada) to a Non-resident Holder will not be subject to Canadian non-resident withholding tax unless any portion of such interest (other than on a “prescribed obligation” described below) is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class or series of shares of the capital stock of a corporation (“Participating Debt Interest”).  A “prescribed obligation” is a debt obligation the terms or conditions of which provide for an adjustment to an amount payable in respect of the obligation for a period during which the obligation was outstanding which adjustment is determined by reference to a change in the purchasing power of money (an “indexed debt obligation”) and no amount payable in respect thereof, other than an amount determined by reference to a change in the purchasing power of money, is contingent or dependent upon the use of or production from property in Canada or is computed by reference to any of the criteria described in the definition of Participating Debt Interest.  If any interest paid or credited or deemed to be paid or credited on a debt security is to be calculated by reference to a formula, variable or similar factor which could be viewed as a proxy for the profit of the Bank, such interest may be subject to Canadian non-resident withholding tax.

In the event that a debt security on which any interest paid or credited or deemed to be paid or credited is, or would be, Participating Debt Interest, is redeemed, cancelled, or repurchased, as applicable, or purchased by the Bank or any other person resident or deemed to be resident in Canada from a Non-resident Holder or is otherwise assigned or transferred by a Non-resident Holder to a person resident or deemed to be resident in Canada for an amount which exceeds, generally, the issue price thereof, the excess may, in certain circumstances, be deemed to be interest and may, together with any interest that has accrued or is deemed to have accrued on the debt security to that time, be subject to non-resident withholding tax.  Such excess will not be subject to withholding tax if the debt security is considered to be an “excluded obligation” for purposes of the Act.  A debt security will be an excluded obligation for this purpose if it is not an indexed debt obligation and it was issued for an amount not less than 97 percent of the principal amount (as defined for the purposes of the Act) of the debt security, and the yield from which, expressed in terms of an annual rate (determined in accordance with the Act) on the amount for which the debt security was issued does not exceed 4/3 of the interest stipulated to be payable on the debt security, expressed in terms of an annual rate on the outstanding principal amount from time to time.

Generally, there are no other taxes on income (including taxable capital gains) payable in respect of a debt security or interest, discount, or premium thereon by a Non-resident Holder.

Conversion

In the event a debt security held by a Non-resident Holder is converted to common shares on a conversion, the amount, if any, by which the fair market value of the common shares received on the conversion exceeds the sum of: (i) price for which the debt security was issued, and (ii) any amount that is paid in respect of  accrued and unpaid interest owing on the debt security at the time of conversion (the “Conversion Interest”) (the difference referred to as the “Excess Amount”), may be deemed to be interest paid to the Non-resident Holder.  There is a risk that the Excess Amount (if any) and the Conversion Interest could be characterized as Participating Debt Interest and therefore subject to Canadian non-resident withholding tax unless certain exceptions apply.  No advance tax ruling has been sought or obtained from CRA and Non-resident Holders of debt securities should consult their own tax advisors in this regard.

If applicable, the normal rate of Canadian non-resident withholding tax is 25% but such rate may be reduced under the terms of an applicable income tax treaty.

The conversion of a debt security into common shares pursuant to a conversion will constitute a disposition of the debt security by the Non-resident Holder for the purposes of the Act. A Non-resident Holder who disposes of a debt security pursuant to a conversion will generally realize a capital gain (or capital loss) to the extent that the proceeds of disposition, excluding any portion thereof that is considered to be interest and any reasonable costs of disposition, exceed (or is less than) the Non-resident Holder’s adjusted cost base of the debt security.  Any resulting capital gain or loss will be subject to the income tax treatment described below under the heading “—Disposition of Debt Security or Common Shares”.

Dividends on Common Shares

Dividends paid or credited on the common shares, or deemed under the Act to be paid or credited on the common shares, to a Non-resident Holder will generally be subject to Canadian non-resident withholding tax at the rate of 25% on the gross amount of such dividends unless the rate is reduced under the provisions of an applicable income tax treaty or convention between Canada and the country of residence of the Non-resident Holder.  For example, under the Canada-United States Tax Convention (1980) (the “Treaty”), the withholding tax rate in respect of a dividend paid to a person who is: (i) the beneficial owner of the dividend; (ii) resident in the United States for purposes of the Treaty, and (iii) entitled to full benefits under the Treaty, is generally reduced to 15%.

Disposition of Debt Security or Common Shares

A Non-resident Holder will not be subject to tax under the Act in respect of any capital gain realized on a disposition or deemed disposition of debt security or a common share unless the debt security or common share, as the case may be, is or is deemed to be “taxable Canadian property” of the Non-resident Holder for the purposes of the Act and the Non-resident Holder is not entitled to an exemption under an applicable income tax convention between Canada and the country in which the Non-resident Holder is resident.

Generally, the debt security and common shares will not constitute taxable Canadian property to a Non-resident Holder at a particular time provided the common shares are listed at that time on a designated stock exchange (which currently includes the TSX), unless at any time during the 60-month period that ends at that time: (a) one or any combination of (i) the Non-resident Holder, (ii) persons with whom the Non-resident Holder does not deal at arm’s length for purposes of the Tax Act, and (iii) partnerships in which the Non-resident Holder or a person described in (ii) holds a membership interest directly or indirectly through one or more partnerships, has owned 25% or more of the issued shares of any class or series of the capital stock of the Bank; and (b) more than 50% of the fair market value of the common shares was derived, directly or indirectly from one or any combination of (i) real or immovable property situated in Canada, (ii) “Canadian resource property” (as defined in the Act), (iii) “timber resource property” (as defined in the Act), and (iv) options in respect of, or interests in, or for civil law rights in, any of the foregoing whether or not the property exists.  Notwithstanding the foregoing, in certain circumstances set out in the Act, common shares could be deemed to be taxable Canadian property.  Non-resident Holders whose common shares may constitute taxable Canadian property should consult their own tax advisors.

Taxation of Capital Gains and Capital Losses

Generally, one-half of any capital gain (a “taxable capital gain”) realized by a Non-resident Holder in a taxation year must be included in the Non-resident Holder’s income in that year. A Non-resident Holder is required to deduct one-half of any capital loss (an “allowable capital loss”) realized on the disposition of taxable Canadian property in a taxation year from taxable capital gains realized in the year. Allowable capital losses in excess of taxable capital gains realized in a taxation year may be carried back and deducted in any of the three preceding taxation years, or carried forward and deducted in any subsequent year, from net taxable capital gains realized in such years to the extent and under the circumstances described in the Tax Act.

PLAN OF DISTRIBUTION

We may sell all or part of the debt securities at any time after effectiveness of the Registration Statement of which this prospectus forms a part in one or more of the following ways from time to time:

•	through underwriters or dealers;

•	through agents; or

•	directly to one or more purchasers.

The offered securities may be distributed periodically in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

The prospectus supplement will include:

•	the initial public offering price;

•	the names of any underwriters, dealers or agents;

•	the purchase price of the securities;

•	our proceeds from the sale of the securities;

•	any underwriting discounts or agency fees and other underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	the place and time of delivery of the securities; and

•	any securities exchange on which the securities may be listed.

If underwriters are used in the sale, they will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions, at any time or times at a fixed public offering price or at varying prices. The underwriters may change from time to time any fixed public offering price and any discounts or commissions allowed or re-allowed or paid to dealers. If dealers are utilized in the sale of the securities, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the prospectus supplement for such securities. If we grant any over-allotment option, the terms of the option will be set forth in the prospectus supplement for the securities.

This prospectus may be delivered by underwriters and dealers in connection with short sales undertaken to hedge exposures under commitments to acquire our securities to be issued on a delayed or contingent basis.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act. Any discounts or commissions that we pay them and any profit they receive when they resell the securities may be treated as underwriting discounts and commissions under that Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, to contribute with respect to payments which they may be required to make in respect of such liabilities and to reimburse them for certain expenses.

Each series of offered securities will be a new issue of securities and will have no established trading market. Securities may or may not be listed on a national or foreign securities exchange or automated quotation system. Any underwriters or agents to whom securities are sold for public offering or sale may make, but are not required to make, a market in the securities, and the underwriters or agents may discontinue making a market in the securities at any time without notice. No assurance can be given as to the liquidity or the existence of trading markets for any securities.

Any underwriters utilized may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the offered securities or any underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such stabilizing transactions and syndicate covering transactions may cause the price of the offered securities to be higher than would be the case in the absence of such transactions.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The prospectus supplement or pricing supplement may provide that the original issue date for a series of securities may be more than three scheduled business days after the trade date for the securities. Accordingly, in such a case, if you wish to trade the securities on any date prior to the third business day before the original issue date for the securities, you will be required, by virtue of the fact that the securities initially are expected to settle in more than three scheduled business days after the trade date for the securities, to make alternative settlement arrangements to prevent a failed settlement.

While the senior debt securities are exempted from the prospectus requirement under the securities laws of each province or territory of Canada, the subordinated debt securities are not exempt and have not been and will not be qualified for sale under such laws. Accordingly, any sales of subordinated debt securities in Canada will be made only with our prior consent and only in compliance with the securities laws of Canada or any province or territory thereof.

Market-Making Resales By the Bank and its Affiliates

This prospectus may be used by the Bank, RBC Capital Markets, LLC or certain other of the Bank’s affiliates (the “Market-Makers”) in connection with offers and sales of the notes in market-making transactions. A Market-Maker may engage in market-making transactions only in those jurisdictions in which it has all necessary governmental and regulatory authorizations for such activity. In a market-making transaction, a Market-Maker may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, a Market-Maker may act as principal or agent, including as agent for the counterparty in a transaction in which the Market-Maker acts as principal, or as agent for both counterparties in a transaction in which the Market-Maker does not act as principal. The Market-Makers may receive compensation in the form of discounts or commissions, including from both counterparties in some cases.

The notes to be sold in market-making transactions include notes to be issued after the date of this prospectus, as well as notes previously issued.

The Bank does not expect to receive any proceeds from market-making transactions except to the extent the Bank is entitled to the proceeds of sales of notes made by it in such transactions. The Bank does not expect that the Market-Makers will pay any proceeds from their market-making resales to it.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or an agent informs you in your confirmation of sale that your notes are being purchased in their original offering and sale, you should assume that you are purchasing your notes in a market-making transaction.

Conflicts of Interest

Some of the underwriters, dealers and agents and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters, dealers and agents and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters, dealers and agents or their affiliates have a lending relationship with us, certain of those underwriters, dealers and agents or their affiliates routinely hedge, and certain other of those underwriters, dealers and agents or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters, dealers and agents and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters, dealers and agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Our affiliate, RBC Capital Markets, LLC, may participate in the distribution of the securities as an underwriter, dealer or agent. Any offering of securities in which RBC Capital Markets, LLC participates will be conducted in compliance with the applicable requirements of FINRA Rule 5121, a rule of the Financial Industry Regulatory Authority, Inc. (“FINRA”). RBC Capital Markets, LLC will not participate in the distribution of an offering of securities that do not have a bona fide public market within the meaning of Rule 5121 and are not investment grade rated within the meaning of Rule 5121 or securities in the same series that have equal rights and obligations as investment grade rated securities unless either (1) each member firm responsible for managing the public offering does not have a conflict of interest within the meaning of Rule 5121, is not an affiliate of any member that does have a conflict of interest, and meets the requirements of Rule 5121 with respect to disciplinary history or (2) a qualified independent underwriter has participated in the preparation of the prospectus supplement or other offering document for the offering of securities and has exercised the usual standards of due diligence with respect thereto. Neither RBC Capital Markets, LLC nor any other FINRA member participating in an offering of these securities that has a conflict of interest will confirm initial sales to any discretionary accounts over which it has authority without the prior specific written approval of the customer.

The maximum commission or discount to be received by the participating FINRA members may not exceed 8% of the aggregate principal amount of securities offered pursuant to this prospectus. We anticipate, however, that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan (a “plan”) subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the debt securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Internal Revenue Code (also “ plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code (“parties in interest”) with respect to the plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Internal Revenue Code for those persons, unless relief is available under an applicable statutory, regulatory or administrative exemption. Certain employee benefit plans and arrangements including those that are governmental plans (as defined in section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA (collectively “non-ERISA arrangements”) are not subject to the requirements of ERISA or Section 4975 of the Internal Revenue Code but may be subject to similar provisions under applicable federal, state, local, foreign or other regulations, rules or laws (“similar laws”).

The acquisition, holding or, if applicable, exchange of the debt securities by a plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity with respect to which we or certain of our affiliates is or becomes a party in interest may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code, unless those notes are acquired pursuant to and in accordance with an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the notes. These exemptions are:

•	PTCE 84-14, an exemption for certain transactions determined or effected by independent qualified professional asset managers;

•	PTCE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts;

•	PTCE 91-38, an exemption for certain transactions involving bank collective investment funds;

•	PTCE 95-60, an exemption for transactions involving certain insurance company general accounts; and

•	PTCE 96-23, an exemption for plan asset transactions managed by in-house asset managers.

In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Internal Revenue Code provide statutory exemptive relief for certain arm’s-length transactions with a person that is a party in interest solely by reason of providing services to Plans or being an affiliate of such a service provider. Under these provisions, the purchase and sale of the Notes will not constitute a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code, provided that neither the issuer of the Notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Any Plan fiduciary considering reliance on the service provider exemption is encouraged to consult with counsel regarding its availability. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of debt securities or any interest therein will be deemed to have represented (both on behalf of itself and any plan) by its purchase and holding of the debt securities that either (1) it is not a plan and is not purchasing those debt securities on behalf of or with “plan assets” of any plan or (2) the purchase and holding of the debt securities will not constitute a non-exempt prohibited transaction under ERISA or the Internal Revenue Code. In addition, any purchaser or holder of debt securities or any interest therein which is a non-ERISA arrangement will be deemed to have represented by its purchase that its purchase and holding will not violate the provisions of any similar law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing debt securities on behalf of or with “plan assets” of any plan or non-ERISA arrangement consult with their counsel regarding the availability of exemptive relief or the potential consequences of any purchase, holding or exchange under similar laws, as applicable.

Each purchaser and holder of the debt securities has exclusive responsibility for ensuring that its purchase and holding of the debt securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Internal Revenue Code or any similar laws. The sale of any debt securities to any plan is in no respect a representation by us or any of our affiliates or representatives that such an investment is appropriate for, and meets all relevant legal requirements with respect to investments by plans generally or any particular plan.

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS
AGAINST THE BANK, OUR MANAGEMENT AND OTHERS

We are a Canadian chartered bank. Many of our directors and executive officers, including many of the persons who signed the Registration Statement on Form F-3, of which this prospectus is a part, and some of the experts named in this document, reside outside the United States, and a substantial portion of our assets and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon such persons to enforce against them judgments of the courts of the United States predicated upon, among other things, the civil liability provisions of the federal securities laws of the United States. In addition, it may be difficult for you to enforce, in original actions brought in courts in jurisdictions located outside the United States, among other things, civil liabilities predicated upon such securities laws.

We have been advised by our Canadian counsel, Norton Rose Fulbright Canada LLP, that a judgment of a United States court predicated solely upon civil liability under such laws would probably be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. We have also been advised by such counsel, however, that there is substantial doubt whether an original action could be brought successfully in Canada predicated solely upon such civil liabilities.

VALIDITY OF SECURITIES

The validity of the debt securities will be passed upon by Sullivan & Cromwell LLP, New York, New York, as to matters of New York law, and by Norton Rose Fulbright Canada LLP, Toronto, Ontario, as to matters of Canadian law and applicable matters of Ontario and Québec law. The validity of the common shares will be passed upon by Norton Rose Fulbright Canada LLP, Toronto, Ontario. Davis Polk & Wardwell LLP, New York, New York will issue an opinion as to certain legal matters for the agents or underwriters.

EXPERTS

The consolidated financial statements incorporated by reference in this prospectus from the 2015 Annual Report and the effectiveness of the Bank’s internal control over financial reporting have been audited by Deloitte LLP, Independent Registered Public Accounting Firm, as stated in their reports which express an unqualified opinion and which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses in connection with the offerings hereunder, other than underwriting discounts and commissions, are as follows (in U.S. dollars):

Registration Statement filing fee	$55,508
Trustees’ fees and expenses	$1,500,000
Legal fees and expenses	$6,088,000
Accounting fees and expenses	$800,000
Printing costs	$300,000
Miscellaneous	$500,000

Total	$9,243,508

US$

Royal Bank of Canada

      % Non-Viability Contingent Capital Subordinated Notes due 2026

      , 2016

Lead Managers and Joint Bookrunners

RBC Capital Markets	Citigroup	Credit Suisse	Wells Fargo Securities